SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

LAS VEGAS SANDS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER FROM THE CHAIRMAN

Dear Stockholder:

You are cordially invited to attend the 2015 annual meeting of stockholders of Las Vegas Sands Corp., which will be held on June 4, 2015 at 12:00 noon, Las Vegas time, at the Sands Showroom at The Venetian Resort Hotel Casino located at 3355 Las Vegas Blvd. South, Las Vegas, Nevada 89109.

Details regarding admission to the meeting and the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

This year, we again are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders via the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of producing and distributing materials for our annual meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in the accompanying Proxy Statement and Annual Report to Stockholders, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by April 24, 2015. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects that mailing will begin on or about April 24, 2015.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Please follow the instructions in the Notice and vote as soon as possible.

On behalf of the Board of Directors and the management of Las Vegas Sands Corp., thank you very much for your support.

Yours sincerely,

SHELDON G. ADELSON

Chairman of the Board

and Chief Executive Officer

April 24, 2015

NOTICE OF ANNUAL MEETING

to be held on

June 4, 2015

To the Stockholders:

The annual meeting of stockholders of Las Vegas Sands Corp., a Nevada corporation (the “Company”), will be held at the Sands Showroom at The Venetian Resort Hotel Casino located at 3355 Las Vegas Blvd. South, Las Vegas, Nevada 89109, on June 4, 2015, at 12:00 noon, Las Vegas time, for the following purposes:

1. To elect four directors to the Board of Directors, each for a three-year term;

2. To consider and act upon the ratification of the selection of our independent registered public accounting firm;

3. To consider and act upon an advisory (non-binding) proposal on the compensation of the named executive officers; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on April 13, 2015 are entitled to notice of and to vote at the meeting. A list of these stockholders will be available for examination by any stockholder, for any purpose relevant to the meeting, during ordinary business hours, at the Company’s executive offices, located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for a period of ten days prior to the meeting date. The list will also be available for inspection by any stockholder at the place of the stockholder meeting during the whole time thereof.

By Order of the Board of Directors,

IRA H. RAPHAELSON

Executive Vice President, Global General Counsel

and Secretary

April 24, 2015

PLEASE FOLLOW THE INSTRUCTIONS IN THE COMPANY’S NOTICE OF INTERNET

AVAILABILITY OF PROXY MATERIALS TO VOTE YOUR PROXY.

PROXY STATEMENT

i

PROXY STATEMENT

PROXY AND VOTING INFORMATION

Our Board of Directors (the “Board”) has provided you with these proxy materials in connection with its solicitation of proxies to be voted at the annual meeting of stockholders. We will hold the annual meeting on Thursday, June 4, 2015, at the Sands Showroom at The Venetian Resort Hotel Casino located at 3355 Las Vegas Blvd. South, Las Vegas, Nevada 89109, beginning at 12:00 noon, Las Vegas time. Please note that throughout these proxy materials we may refer to Las Vegas Sands Corp. as “the Company,” “we,” “us,” or “our.”

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in this Proxy Statement, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by April 24, 2015. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects that mailing to begin on or about April 24, 2015.

Who Can Vote

Only stockholders of record of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), as of April 13, 2015 will be entitled to vote at the meeting or any adjournment thereof.

How Many Shares Can Be Voted

The authorized capital stock of the Company presently consists of 1,000,000,000 shares of Common Stock. At the close of business on April 13, 2015, 798,636,267 shares of Common Stock were outstanding and entitled to vote. Each stockholder is entitled to one vote for each share held of record on that date on all matters that may come before the meeting. There is no cumulative voting in the election of directors.

How You Can Vote

You may attend the annual meeting and vote your shares in person. You may also grant your proxy to vote by telephone or through the Internet by following the instructions included on the Notice, or by returning a signed, dated and marked proxy card if you received a paper copy of the proxy card.

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the meeting. If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the rules of the New York Stock Exchange (the “NYSE”), a brokerage firm may give a proxy to vote its customer’s stock without customer instructions if the brokerage firm (i) transmitted proxy materials to the beneficial owner of the stock, (ii) did not receive voting instructions by the date specified in the statement accompanying the proxy materials and (iii) has no knowledge of any contest with respect to the actions to be taken at the stockholders’ meeting and such actions are adequately disclosed to stockholders. In addition, under current NYSE rules, brokerage firms may not vote their customers’ stock without instructions from the customer if the vote concerns the election of directors, a matter relating to executive compensation, including the advisory proposal on compensation, which will be voted on at the meeting, or an authorization for a merger, consolidation or any matter that could substantially affect the rights or privileges of the stock. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.

The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors. Each other item to be acted upon at the meeting requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote on the item, assuming that a quorum is present or represented at the meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect. With respect to the other proposals, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against a proposal. Under Nevada law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote at this meeting.

Sheldon G. Adelson, the Chairman of the Board and Chief Executive Officer of our Company, his wife, Dr. Miriam Adelson, and trusts and other entities for the benefit of the Adelsons and their family members together beneficially owned approximately 54.1% of our outstanding Common Stock as of the record date. Mr. Adelson, Dr. Adelson, the trustees for the various trusts and individuals authorized to vote the shares of Common Stock held by such other entities have indicated that they will vote the shares of Common Stock over which they exercise voting control in accordance with the recommendations of our Board as set forth below.

Brokers are not permitted to vote on the election of directors or on the advisory proposal on executive compensation without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, your vote is especially important this year. Unless you vote your shares, your shares will not be voted in the election of directors as set forth in Proposal No. 1 below or the advisory proposal on executive compensation as set forth in Proposal No. 3 below.

If you duly submit a proxy but do not specify how you want to vote, your shares will be voted as our Board recommends, which is:

•	“FOR” the election of each of the nominees for director as set forth under Proposal No. 1 below;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014 as described in Proposal No. 2 below; and

•	“FOR” the advisory proposal on executive compensation as described in Proposal No. 3 below.

How to Revoke or Change Your Vote

You may revoke or change your proxy at any time before it is exercised in any of three ways:

•	by notifying the Corporate Secretary of the revocation or change in writing;

•	by delivering to the Corporate Secretary a later dated proxy; or

•	by voting in person at the annual meeting.

You will not revoke a proxy merely by attending the annual meeting. To revoke or change a proxy, you must take one of the actions described above.

If you hold your shares in a brokerage or other account, you may submit new voting instructions by contacting your broker, bank or nominee.

Any revocation of a proxy, or a new proxy bearing a later date, should be sent to the following address: Corporate Secretary, Las Vegas Sands Corp., 3355 Las Vegas Sands Boulevard South, Las Vegas, Nevada 89109. To revoke a proxy previously submitted by telephone, Internet or mail, simply submit a new proxy at a later date before the taking of the vote at the annual meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

Other Matters to be Acted upon at the Meeting

Our Board presently is not aware of any matters other than those specifically stated in the Notice of Annual Meeting that are to be presented for action at the annual meeting. If any matter other than those described in this Proxy Statement is presented at the annual meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Electronic Delivery of Proxy Materials and Annual Report

The Notice of Annual Meeting and Proxy Statement and the Company’s 2014 Annual Report are available at http://investor.sands.com/proxy.cfm. These materials are also available on the Investor Relations page of our website, http://investor.sands.com. In the future, for stockholders who have not already opted to do so, instead of receiving copies of the Notice of Annual Meeting and Proxy Statement and annual report in the mail, stockholders may elect to view proxy materials for the annual meeting on the Internet or receive proxy materials for the annual meeting by e-mail. The Notice will provide you with instructions regarding how to view our proxy materials for the annual meeting on the Internet and how to instruct us to send future proxy materials to you electronically by e-mail. Receiving your proxy materials online saves the Company the cost of producing and mailing documents to your home or business and gives you an automatic link to the proxy voting site.

Stockholders of Record.    If your shares are registered in your own name, to enroll in the electronic delivery service go directly to our transfer agent’s website at www.amstock.com anytime and follow the instructions.

Beneficial Stockholders.    If your shares are not registered in your name, to enroll in the electronic delivery service check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.

Delivery of One Notice or Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

In connection with the Company’s annual meeting of stockholders, the Company is required to send to each stockholder of record a Notice or a Proxy Statement and annual report, and to arrange for a Notice or a Proxy Statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because many stockholders hold shares of Common Stock in multiple accounts, this process would result in duplicate mailings of Notices or Proxy Statements and annual reports to stockholders who share the same address. To avoid this duplication, unless the Company receives instructions to the contrary from one or more of the stockholders sharing a mailing address, only one Notice or Proxy Statement will be sent to each address. Stockholders may, on their own initiative, avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

Stockholders of Record.    If your shares are registered in your own name and you are interested in consenting to the delivery of a single Notice or Proxy Statement and annual report, to enroll in the electronic delivery service go directly to our transfer agent’s website at www.amstock.com anytime and follow the instructions.

Beneficial Stockholders.    If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single Notice or Proxy Statement and annual report if there are other Las Vegas Sands Corp. stockholders who share an address with you. If you currently receive more than one Notice or Proxy Statement and annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies.    If you consent to the delivery of a single Notice or Proxy Statement and annual report but later decide that you would prefer to receive a separate copy of the Notice or Proxy Statement or annual report, as applicable, for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional Notices or Proxy Statements or annual reports. If you wish to receive a separate copy of the Notice or Proxy Statement or annual report for each stockholder sharing your address in the future, you may contact our transfer agent, American Stock Transfer & Trust Company, directly by telephone at 1-800-937-5449 or by visiting its website at www.amstock.com and following the instructions.

Important Notice about Security

All meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee before entering the meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of March 31, 2015 as to the beneficial ownership of our Common Stock, in each case, by:

•	each person known to us to be the beneficial owner, in an individual capacity or as a member of a “group,” of more than 5% of our Common Stock;

•	each executive officer;

•	each of our directors; and

•	all of our executive officers and directors, taken together.

	Beneficial Ownership(1)
Name of Beneficial Owner(2)	Shares	Percent (%)
Sheldon G. Adelson(3)(4)	78,535,327	9.8%
Dr. Miriam Adelson(3)(5)	329,006,805	41.3
Timothy D. Stein(3)(6)	6,713,789	*
General Trust under the Sheldon G. Adelson 2007 Remainder Trust(3)(7)	87,718,919	11.0
General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust(3)(8)	87,718,918	11.0
Robert G. Goldstein(9)	617,508	*
Ira H. Raphaelson(10)	12,185	*
George M. Markantonis(11)	4,485	*
George Tanasijevich(12)	195,995	*
Michael Quartieri(13)	61,750	*
Jason N. Ader(14)	70,188	*
Irwin Chafetz(3)(15)	248,076,664	31.1
Micheline Chau	—	*
Charles D. Forman(16)	214,483	*
Steven L. Gerard	—	*
George Jamieson(17)	984	*
Charles A. Koppelman(18)	5,690	*
Michael A. Leven(19)	567,653	*
David F. Levi	—	*
All current executive officers and current directors of our Company, taken together (15 persons)(20)	80,365,852	10.1%

*	Less than 1%.
(1)

A person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of such securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, the sole voting and investment power with respect to the indicated shares of Common Stock. Percentages are based on 798,636,267 shares issued and outstanding at the close of business on March 31, 2015 (including unvested shares of restricted stock, but excluding treasury shares), plus any shares of our Common Stock underlying options held by all individuals listed on the table that are vested and exercisable or will become vested and exercisable within 60 days.

(2)	Other than Timothy D. Stein, the address of each person named in this table is c/o Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(3)

Sheldon G. Adelson, Dr. Miriam Adelson, Timothy D. Stein, Irwin Chafetz, the General Trust under the Sheldon G. Adelson 2007 Remainder Trust and the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust constitute a “group” that, as of March 31, 2015, collectively beneficially owned 431,863,557 shares of our Common Stock, or 54.1% of the total number of shares issued and outstanding as of that date, for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934. Each of the foregoing persons may be deemed to beneficially own certain shares beneficially owned by the other persons in such “group.”

(4)

This amount includes (a) 65,910,537 shares of our Common Stock held by Mr. Adelson, (b) 44,287 unvested shares of restricted stock held by Mr. Adelson, (c) options to purchase 13,793 shares of our Common Stock that are vested and exercisable and (d) 12,566,710 shares of our Common Stock held by an entity over which Mr. Adelson, as co-manager, shares voting and dispositive control.

(5)

This amount includes (a) 93,779,145 shares of our Common Stock held directly by Dr. Adelson, (b) 1,772,576 shares of our Common Stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole voting control, (c) 2,986,056 shares of our Common Stock held by trusts or custodial accounts for the benefit of Dr. Adelson’s family members over which Dr. Adelson, as trustee or in another fiduciary capacity, retains sole voting control and dispositive power, (d) 217,902,318 shares of our Common Stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, shares dispositive power, and (e) 12,566,710 shares of our Common Stock held by an entity over which Dr. Adelson, as co-manager, shares voting and dispositive control.

(6)

This amount includes (a) 6,693 shares of our Common Stock held directly by Mr. Stein, (b) 5,008,305 shares of our Common Stock held by trusts or other entities for the benefit of members of the Adelson family over which Mr. Stein, as trustee or in another fiduciary capacity, retains sole voting control and shares dispositive power, and (c) 1,698,791 shares of our Common Stock held by trusts for the benefit of members of the Adelson family over which Mr. Stein, as trustee, shares voting control and dispositive power. Mr. Stein disclaims beneficial ownership of the shares of our Common Stock held by any trust or other entity for which he acts as trustee or in another fiduciary capacity, and this disclosure shall not be deemed an admission that Mr. Stein is a beneficial owner of such shares for any purpose. Mr. Stein’s address is c/o Lourie & Cutler, P.C., 60 State Street, Boston, Massachusetts 02109.

(7)	This amount includes 87,718,919 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Remainder Trust.

(8)	This amount includes 87,718,918 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust.

(9)

This amount includes (a) 169,111 shares of our Common Stock held by The Robert and Sheryl Goldstein Trust, (b) 225,000 unvested shares of restricted stock held by Mr. Goldstein and (c) options to purchase 223,397 shares of our Common Stock that are vested and exercisable.

(10)	This amount includes 12,185 shares of our Common Stock held by Mr. Raphaelson.

(11)

This amount includes (a) 2,755 shares of our Common Stock held by Mr. Markantonis and (b) 1,730 shares of our Common Stock held by members of Mr. Markantonis’s family for which he disclaims beneficial interest.

(12)	This amount includes (a) 24,720 shares of our Common Stock held by Mr. Tanasijevich and (b) options to purchase 171,275 shares of our Common Stock that are vested and exercisable.

(13)	This amount consists of options to purchase 61,750 shares of our Common Stock held by Mr. Quartieri that are vested and exercisable.

(14)

This amount includes (a) 12,153 shares of our Common Stock held by Mr. Ader, (b) 984 unvested shares of restricted stock, and (c) options to purchase 57,051 shares of our Common Stock that are vested and exercisable.

(15)

This amount includes (a) 68,620 shares of our Common Stock held by Mr. Chafetz, (b) 984 unvested shares of restricted stock held by Mr. Chafetz, (c) options to purchase 10,000 shares of our Common Stock held by Mr. Chafetz that are vested and exercisable, (d) 217,902,318 shares of our Common Stock held by trusts for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee, retains sole voting control and shares dispositive power, and (e) 30,094,742 shares of our Common Stock held by trusts for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee, retains sole voting control and dispositive power. Mr. Chafetz disclaims beneficial ownership of the shares of our Common Stock held by any trust for which he acts as trustee, and this disclosure shall not be deemed an admission that Mr. Chafetz is a beneficial owner of such shares for any purpose.

(16)

This amount includes (a) 203,499 shares of our Common Stock held by Mr. Forman, (b) 984 unvested shares of restricted stock and (c) options to purchase 10,000 shares of our Common Stock that are vested and exercisable.

(17)	This amount consists of 984 unvested shares of restricted stock held by Mr. Jamieson.

(18)

This amount includes (a) 2,948 shares of our Common Stock held by Mr. Koppelman, (b) 984 unvested shares of restricted stock, and (c) options to purchase 1,758 shares of our Common Stock that are vested and exercisable.

(19)

This amount includes (a) 3,497 shares of our Common Stock held by Mr. Leven, (b) 457,435 shares of our Common Stock held by The Michael and Andrea Leven Revocable Trust, (c) 96,721 shares of our Common Stock held by The Leven 2015 Grantor Retained Annuity Trust, and (d) options to purchase 10,000 shares of our Common Stock that are vested and exercisable.

(20)

This amount includes 274,207 unvested shares of restricted stock and options to purchase 559,023 shares of our Common Stock that are vested and held by the Company’s current executive officers and current directors.

BOARD OF DIRECTORS

Our Board currently has 11 directors, divided into three classes, designated as Class I, Class II and Class III. Members of each class serve for a three-year term. Stockholders elect one class of directors at each annual meeting. The term of office of the current Class II directors will expire at the 2015 annual meeting. The term of office of the current Class III directors will be subject to renewal in 2016, and the term of office of the current Class I directors will be subject to renewal in 2017. Each director holds office until his successor has been duly elected and qualified or the director’s earlier resignation, death or removal.

We have nominated four individuals to serve as Class II directors: Jason N. Ader, Micheline Chau, Michael A. Leven, and David F. Levi. Each of the nominees is a current director of the Company who has indicated that she or he will serve if elected. We do not anticipate that any of the nominees will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.

In addition to the specific professional experience of our directors, we chose our directors because they are highly accomplished in their respective fields, insightful and inquisitive. In addition, we believe each of our directors possesses sound business judgment and is highly ethical. While we do not have a formal diversity policy, we consider a wide range of factors in determining the composition of our Board, including professional experience, skills, education, training and background.

The nominees for election for a three-year term ending in 2018 and their backgrounds are as follows:

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Jason N. Ader (47)	2009	II

Jason N. Ader has been a director of the Company since April 2009. Mr. Ader serves as the chief executive officer of SpringOwl Asset Management LLC, an SEC-registered investment management firm that he founded in October 2013. Mr. Ader also serves as the chief executive officer of Ader Investment Management LLC, a single family office that he founded in 2003. Mr. Ader is also Executive Chairman of MD Insider, Inc., which position he was appointed to in February 2015. Mr. Ader was the founder and chairman of the entity that controls Adelie Food Holdings Ltd., a food products business based in the United Kingdom, which business was sold in March 2015. Mr. Ader also founded Western Liberty Bancorp and served as its chairman and chief executive officer from July 2007 to October 2010 and as a director from June 2007 to October 2012. From 1995 to 2003, Mr. Ader was a Senior Managing Director at Bear, Stearns & Co., Inc. From 1993 to 1995, Mr. Ader served as a Senior Analyst at Smith Barney covering the gaming industry. From 1990 to 1993, Mr. Ader served as a buy-side analyst at Baron Capital, where he covered the hospitality and gaming industries. Mr. Ader is a member of the Advisory Board of New York University’s Center for Hospitality, Travel and Tourism. Mr. Ader’s extensive investment banking and merchant banking experience and his in-depth knowledge about the hospitality and casino industries led the Board to conclude that he should be a member of our Board of Directors.

Micheline Chau (62)	2014	II

Ms. Chau has been a director of the Company since October 2014. She served as the president, chief operating officer and executive director of Lucasfilm Ltd., a film and entertainment company, from 2003 to 2012 and as its chief financial officer from 1991 to 2003. Before that, Ms. Chau held other executive-level positions in various industries, including retail, restaurant, venture capital and financial services. She currently also serves on the board of directors of Dolby Laboratories, Inc., an audio, imaging and communications company, since February 2013 and was a member of the board of directors of Red Hat, Inc., a provider of open-source software solutions, from November 2008 to August 2012. Ms. Chau also serves on the boards of directors of several private and nonprofit entities, including as Chair of the California HealthCare Foundation. Ms. Chau’s extensive and varied business experience, including as an executive at Lucasfilm Ltd., and her experience as a director of other public companies led the Board to conclude that she should be a member of our Board of Directors.

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Michael A. Leven (77)	2004	II

Mr. Leven has been a director of the Company since August 2004. He served as the Company’s President and Chief Operating Officer from March 2009 until December 2014, and as its Secretary from June 2010 until December 2014. Mr. Leven also currently serves as a director of the Company’s subsidiary, Sands China Ltd. Since January 2015, Mr. Leven has served as the Chief Executive Officer of Georgia Aquarium. He previously served as Georgia Aquarium’s Chief Executive Officer from September 2008 until he joined our Company in March 2009. From January 2006 through September 2008, Mr. Leven was the Vice Chairman of the Marcus Foundation, Inc., a non-profit foundation. Until July 2006, Mr. Leven was the Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., the company he founded in 1995 that developed and franchised the Microtel Inns & Suites and Hawthorn Suites hotel brands. He was previously the president and chief operating officer of Holiday Inn Worldwide, president of Days Inn of America, and president of Americana Hotels. Mr. Leven currently serves as a trustee of Hersha Hospitality Trust, a real estate investment trust, and has served as its trustee or trustee emeritus since 2001. Mr. Leven serves on many other non-profit boards. Mr. Leven’s extensive experience in the hospitality industry, including as an executive officer and director of several other hospitality companies, and his many years as our President and Chief Operating Officer led the Board to conclude that he should be a member of our Board of Directors.

David F. Levi (63)	2015	II

Mr. Levi has been a director of the Company since January 2015. He has served as the Dean and Professor of Law at Duke University Law School since July 2007. He served as the Chief United States District Judge for the Eastern District of California from May 2003 until June 2007. He took the oath of office as a United States District Judge in November 1990. He also served as the Presidentially appointed United States Attorney for the Eastern District of California from 1986 until November 1990. He was a member of the Attorney General’s Advisory Committee of U.S. Attorneys and served as chair of the public corruption sub-committee. Prior to his appointment as United States Attorney, he served as an assistant United States Attorney for the Eastern District of California. In 2004 he was elected to the Council of the American Law Institute. He is an elected fellow of the American Academy of Arts and Sciences. He served as chair of two judicial conference committees by appointment of the Chief Justice. He was named Chair of the Civil Rules Advisory Committee in 2000 and Chair of the Standing Committee on the Rules of Practice and Procedure in 2003 where he served in that capacity until 2007. Mr. Levi’s extensive legal, judicial, academic and administrative experience, including as a Federal judge and the dean of a major law school, led the Board to conclude that he should be a member of our Board of Directors.

The other members of the Board who will continue to serve following our 2014 annual meeting are as follows:

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Sheldon G. Adelson (81)	2004	III

Mr. Adelson has been Chairman of the Board, Chief Executive Officer, Treasurer and a director of the Company since August 2004. He has been Chairman of the Board, Chief Executive Officer and a director of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since April 1988 when it was formed to own and operate the former Sands Hotel and Casino. Mr. Adelson has served as the Chairman of the Board of Directors of the Company’s subsidiary, Sands China Ltd., since August 2009 and as its chief executive officer since January 2015. Mr. Adelson also created and developed The Sands Expo and Convention Center, the first privately owned convention center in the United States, which was transferred to the Company in July 2004. In addition, Mr. Adelson serves as an officer and/or director of several of our other subsidiaries. His business career spans nearly seven decades and has included creating and developing to maturity more than 50 different companies. Mr. Adelson has extensive experience in the convention, trade show, and tour and travel businesses. He created and developed the COMDEX Trade Shows, including the COMDEX/Fall Trade Show, which was the world’s largest computer show in the 1990s. He has been the President and Chairman of Interface Group Holding Company, Inc. and its predecessors since the mid-1970s and is a manager of Interface Group-Massachusetts, LLC and was President of its predecessors since 1990. Mr. Adelson has earned multiple honorary degrees and has been a guest lecturer at various colleges and universities, including the University of New Haven, Harvard Business School, Columbia Business School, Tel Aviv University and Babson College. Among his numerous awards for his business and philanthropic work are the Armed Forces Foundation’s Patriot Award, the Hotel Investment Conference’s Innovation Award, the Woodrow Wilson Award for Corporate Citizenship and induction into the American Gaming Association’s Hall of Fame. Mr. Adelson’s extensive business experience, including his experience in the hospitality and meetings, incentives convention and exposition businesses, and his role as our Chief Executive Officer and Treasurer, led the Board to conclude that he should be a member of our Board of Directors.

Irwin Chafetz (79)	2005	III

Mr. Chafetz has been a director of the Company since February 2005. He was a director of Las Vegas Sands, Inc. from February until July 2005. Mr. Chafetz is a Manager of The Interface Group, LLC, a Massachusetts limited liability company that controls Interface Group-Massachusetts, LLC. Mr. Chafetz has been associated with Interface Group-Massachusetts, LLC and its predecessors since 1972. From 1989 to 1995, Mr. Chafetz was a Vice President and director of Interface Group-Nevada, Inc., which owned and operated trade shows, including COMDEX, and also owned and operated The Sands Expo and Convention Center. From 1989 to 1995, Mr. Chafetz was also Vice President and a director of Las Vegas Sands, Inc. Mr. Chafetz has served on the boards of directors of many charitable and civic organizations and is a member of the Board of Trustees at Suffolk University and a former member of the Dean’s Advisory Council at Boston University School of Management. Mr. Chafetz’s extensive experience in the hospitality, trade show and convention businesses, as well as his experience as a former executive of our predecessor company, led the Board to conclude that he should be a member of our Board of Directors.

Charles D. Forman (68)	2004	I

Mr. Forman has been a director of the Company since August 2004. He has been a director of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since March 2004. In addition, he has served as a member of the Board of Directors of the Company’s subsidiary, Sands China Ltd., since May 2014. Mr. Forman served as Chairman and Chief Executive Officer of Centric Events Group, LLC, a trade show and conference business from April 2002 until his retirement upon the sale of the business in 2007. From 2000 to 2002, he served as a director of a private company and participated in various private equity investments. During 2000, he was Executive Vice President of International Operations of Key3Media, Inc. From 1998 to 2000, he was Chief Legal Officer of ZD Events Inc., a tradeshow business that included COMDEX. From 1995 to 1998, Mr. Forman was Executive Vice President, Chief Financial and Legal Officer of Softbank Comdex Inc. From 1989 to 1995, Mr. Forman was Vice President and General Counsel of The Interface Group, a tradeshow and convention business that owned and operated COMDEX. Mr. Forman was in private law practice from 1972 to 1988. Mr. Forman is a member of the Board of Trustees of The Dana-Farber Cancer Institute. Mr. Forman’s extensive experience in the hospitality, trade show and convention businesses led the Board to conclude that he should be a member of our Board of Directors.

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class
Steven L. Gerard (69)	2014	I

Mr. Gerard has been a director of the Company since July 2014. He has served as the chief executive officer and a director of CBIZ, Inc., a provider of integrated business services and products, since October 2000 and as the chairman of its board of directors since October 2002. Mr. Gerard was chairman and chief executive officer of Great Point Capital, Inc., a provider of operational and advisory services from 1997 to October 2000. From 1991 to 1997, he was chairman and chief executive officer of Triangle Wire & Cable, Inc. and its successor Ocean View Capital, Inc. Mr. Gerard’s prior experience includes 16 years with Citibank, N.A. in various senior corporate finance and banking positions. Further, Mr. Gerard served seven years with the American Stock Exchange, where he last served as Vice President of the Securities Division. Mr. Gerard also serves on the Boards of Directors of Lennar Corporation, a home builder, and Joy Global, Inc., a manufacturer and servicer of mining equipment. Mr. Gerard’s extensive executive experience and service as a director of other public companies led the Board to conclude that he should be a member of our Board of Directors.

Robert G. Goldstein (59)	2015	III

Mr. Goldstein has been the Company’s President and Chief Operating Officer and a member of the Board of Directors since January 2015. He previously served as the Company’s Executive Vice President and President of Global Gaming Operations from January 2011 until December 2014 and the Executive Vice President of our Company since July 2009. He served as the Senior Vice President of our Company from August 2004 until July 2009. He had been the Executive Vice President of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since July 2009 and was its Senior Vice President from December 1995 until July 2009. He served as the President and Chief Operating Officer of The Venetian from 1999 through 2010 and The Palazzo from its opening in 2007 through 2010. From 1992 until joining our Company in December 1995, Mr. Goldstein was the Executive Vice President of Marketing at the Sands Hotel in Atlantic City as well as an Executive Vice President of the parent Pratt Hotel Corporation. Mr. Goldstein has served as a member of the Board of Directors of our subsidiary, Sands China Ltd., since May 2014, and as its interim President since January 2015. Mr. Goldstein’s extensive experience in the hospitality and gaming industries, including as a senior executive officer of our Company (or its predecessors) since 1995, as well as his current position as our President and Chief Operating Officer, led the Board to conclude that he should be a member of our Board of Directors.

George Jamieson (78)	2014	I

Mr. Jamieson has been a director of the Company since June 2014. He is a certified public accountant and a retired partner of PricewaterhouseCoopers LLP. He served in various positions at PricewaterhouseCoopers LLP (or predecessor firms) in various capacities from 1964 until 1997. Mr. Jamieson is a member of the American Institute of Certified Public Accountants. He recently retired as a member of the executive committee of the board of directors of the American Liver Foundation and has served on the boards of directors of many other charitable and civic organizations. Mr. Jamieson’s extensive experience in the accounting profession, including his experience auditing public companies and his international experience, as well as his service on the boards of directors of charitable and civic organizations led the Board to conclude that he should be a member of our Board of Directors.

Charles A. Koppelman (75)	2011	III

Mr. Koppelman has been a director of the Company since October 2011. Mr. Koppelman currently serves as Chairman and Chief Executive Officer of CAK Entertainment, Inc., an entertainment consultant and brand development firm founded in 1997. From 2005 to 2011, Mr. Koppelman served as Executive Chairman and Principal Executive Officer of Martha Stewart Living Omnimedia, Inc. and served as a director of the company from 2004 to 2011. From 1990 to 1994, he served first as Chairman and Chief Executive Officer of EMI Music Publishing and then from 1994 to 1997 as Chairman and Chief Executive Officer of EMI Records Group, North America. He has served as a director of Six Flags Entertainment Corp. since May 2010, where he serves on the audit committee and the compensation committee. Mr. Koppelman is also a former director of Steve Madden Ltd., and served as Chairman of the Board of that company from 2000 to 2004. Mr. Koppelman’s extensive executive experience, including in the entertainment industry, and his experience as a director of other public companies led the Board to conclude that he should be a member of our Board of Directors.

There is no family relationship between any of the directors or executive officers of the Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND BOARD AND OTHER COMMITTEES

Board

NYSE Listing Standards.    As required by the NYSE’s corporate governance rules, the Company’s Board currently has a majority of independent directors. In addition, all of the members of the Company’s Audit Committee, Compensation Committee, Nominating and Governance Committee and Compliance Committee are independent directors.

Although the Company qualifies as a “controlled company” because Mr. Adelson, his wife and trusts and other entities for the benefit of the Adelsons and their family members control more than 50 percent of the voting power of the Company’s Common Stock, the Board has determined that it will not take advantage of the exemptions provided under the NYSE governance rules for “controlled companies.”

Independent Directors.    The Board has determined that six of the 11 current members of the Board, namely Mr. Ader, Ms. Chau, Mr. Gerard, Mr. Jamieson, Mr. Koppelman and Mr. Levi, satisfy the criteria for independence under applicable rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE corporate governance rules. In making its determinations, the Board reviewed all the relevant facts and circumstances, the standards set forth in our Corporate Governance Guidelines, the NYSE rules and other applicable laws and regulations.

Two of our outside directors, Messrs. Chafetz and Forman, have business and personal relationships with our controlling stockholder, Mr. Adelson. Mr. Chafetz was a stockholder, vice president and director of the entity that owned and operated the COMDEX trade show and The Sands Expo and Convention Center, which were created and developed by Mr. Adelson. Mr. Forman was Vice President and General Counsel of this entity. Mr. Chafetz also is a trustee of several trusts for the benefit of Mr. Adelson’s family members that beneficially own shares of our Common Stock. For additional information, see “Proxy and Voting Information — How You Can Vote” and “Principal Stockholders” above. These relationships with Mr. Adelson also include making joint investments and other significant financial dealings. As a result, Messrs. Adelson, Chafetz and Forman may have their financial interests aligned and, therefore, the Board does not consider Messrs. Chafetz and Forman to be independent directors.

Mr. Leven served as the Company’s President and Chief Operating Officer until December 31, 2014. Therefore, he does not qualify as an independent director under applicable SEC and NYSE rules.

Board Meetings.    The Board held 12 meetings and did not act by written consent during 2014. The work of the Company’s directors is performed not only at meetings of the Board and its committees, but also by consideration of the Company’s business through the review of documents and in numerous communications among Board members and others. In 2014, all directors, except for Mr. Chaltiel, attended at least 75% of the aggregate of all meetings of the Board and committees on which they served during the periods in which they served.

Annual Meeting.    Our directors are encouraged to attend each annual meeting of stockholders and all of our directors then serving on the Board attended our 2014 annual meeting of stockholders held on June 4, 2014, except for Mr. Koo and Mr. Siegel, whose terms as directors were ending, Mr. Chaltiel and Mr. Schwartz.

Board Committees

Standing and Other Committees.    Our Board has four standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), a nominating and governance committee (the “Nominating and Governance Committee”) and a compliance committee (the “Compliance Committee”). In addition, the Board established a COO Search Committee in December 2012.

Audit Committee.    The Audit Committee operates under a written charter. The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our audit function and independent registered public accounting firm and our compliance with legal and regulatory requirements. Among other things, our Audit Committee selects our independent registered public accounting firm and reviews with such firm the plan, scope and results of our annual audit, and the fees for the services performed. The Audit

Committee also reviews with management, the independent registered public accounting firm and internal auditors the adequacy of internal control systems, receives internal audit reports and subsequently reports its findings to the full Board. In addition, the Audit Committee is charged with reviewing related party transactions as further described below under “Corporate Governance — Related Party Transactions” and with overseeing the Company’s enterprise risk management as further described below under “Corporate Governance — The Board’s Role in Risk Oversight.” The Audit Committee also oversees the Company’s responses to designated stockholder derivative actions.

The current members of our Audit Committee are George Jamieson (Chair), Jason N. Ader and Steven L. Gerard. The Board has determined that Messrs. Jamieson, Ader and Gerard are each independent under applicable NYSE and federal securities rules and regulations on independence of Audit Committee members. The Board has determined that each of the members of the Audit Committee is “financially literate” and that Mr. Jamieson qualifies as an “audit committee financial expert,” as defined in the NYSE’s listing standards and federal securities rules and regulations. The Audit Committee held 13 meetings and did not act by written consent during 2014. The Audit Committee’s activities also are undertaken by numerous discussions and other communications among its members and others.

Compensation Committee.    The Compensation Committee operates under a written charter pursuant to which it has direct responsibility for the compensation of our executive officers. The Compensation Committee has the authority to set salaries, bonuses and other elements of employment and to approve employment agreements for our executive officers and certain other highly compensated employees. The Compensation Committee also may delegate its authority to the extent permitted by the Board, the Compensation Committee charter, our by-laws, state law and NYSE regulations. In addition, the Compensation Committee has the authority to approve employee benefit plans as well as to administer our 2004 Equity Award Plan. The Compensation Committee also is involved in the Company’s enterprise risk management process as further described below under “Corporate Governance — The Board’s Role in Risk Oversight” and “Corporate Governance — 2014 Executive Compensation Risk Assessment.”

The current members of the Compensation Committee are Steven L. Gerard (member as of July 15, 2014; Chair as of January 29, 2015), Micheline Chau (as of October 22, 2014) and Charles A. Koppelman. The Compensation Committee held nine meetings and acted by written consent once during 2014. Additional information about the Compensation Committee, its responsibilities and its activities is provided below under “Compensation Discussion and Analysis.”

Nominating and Governance Committee.    The Nominating and Governance Committee operates under a written charter and has the authority to, among other things, review and make recommendations regarding the composition of the Board and its committees; develop and implement policies and procedures for the selection of Board members; identify individuals qualified to become Board members; and select, or recommend that the Board select, director nominees. The Nominating and Governance Committee also is responsible for assessing, developing and making recommendations to the Board with respect to Board effectiveness and related corporate governance matters, including corporate governance guidelines and procedures intended to organize the Board appropriately; and overseeing the evaluation of the Board and management. The current members of the Nominating and Governance Committee are David F. Levi (member and Chair as of January 29, 2015), Jason N. Ader and Charles A. Koppelman. The Nominating and Governance Committee held six meetings and did not act by written consent during 2014.

Compliance Committee.    The Compliance Committee was established by the Board in December 2013 and operates under a written charter. The Compliance Committee assists the Board in overseeing our Company’s compliance program with respect to: (a) compliance with the laws and regulations applicable to the Company’s business, including gaming laws; and (b) compliance with the Company’s Code of Business Conduct and Ethics, its Anti-Corruption Policy Including Guidelines on Travel and Entertainment Expenses and Customer Complimentaries for Government Officials, its Statement on Reporting Ethical Violations, its anti-money laundering policies and related policies and procedures applicable to the Company’s team members, officers, directors, and other agents. The current members of the Compliance Committee Charles A. Koppelman (Chair), Micheline Chau (as of October 22, 2014), Steven L. Gerard and David F. Levi (as of January 29, 2015). The Compliance Committee held seven meetings and did not act by written consent during 2014.

COO Search Committee.    The COO Search Committee was established in December 2012 to oversee the search for the Company’s new President and Chief Operating Officer and recommend a candidate to the Board for its consideration and approval. The COO Search Committee operated under a written charter and was dissolved in January 2015. The members of the COO Search Committee were Charles A. Koppelman (Chair), Irwin Chafetz (as of July 15, 2014), Victor Chaltiel (until August 24, 2014), Charles D. Forman and Jeffrey H. Schwartz (until November 19, 2014).

Compensation Committee Interlocks and Insider Participation.    The members of the Compensation Committee during 2014 were Jason N. Ader (until October 22, 2014), Victor Chaltiel (until August 24, 2014), Micheline Chau (as of October 22, 2014), Steven L. Gerard (as of July 15, 2014), George P. Koo (until June 4, 2014), Charles A. Koppelman and Jeffrey H. Schwartz (until November 19, 2014). None of the individuals who served as a member of our Compensation Committee during 2014 is, or has been, an employee or officer of the Company. None of our executive officers serves, or in the past year served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee.

Other Non-Board Committee

Operational Compliance Committee.    The Company has an operational compliance committee (the “Operational Compliance Committee”) that operates under a written Compliance Committee Plan. The Company created the Operational Compliance Committee to exercise its best efforts to identify and evaluate situations arising in the course of the Company’s businesses, wherever conducted, which may have an adverse effect upon its objectives or those of gaming control and thereby cause concern to any gaming authority. The Operational Compliance Committee monitors the Company’s activities so as to assist the Company’s senior management with regard to the Company’s (a) business associations, that is, to protect the Company from associations with persons denied licensing or other related approvals, or who may be deemed unsuitable to be associated with the Company; (b) business practices and procedures; (c) compliance with any special conditions imposed upon the Company’s license(s); (d) reports submitted to gaming authorities; and (e) compliance with the laws, regulations and orders of governmental agencies having jurisdiction over the Company’s gaming or business activities. The Company’s Senior Vice President and Chief Compliance Officer is the Chair of the Operational Compliance Committee. The Operational Compliance Committee also has an independent member who is not otherwise employed by the Company and who possesses a background in and extensive experience with gaming control in Nevada. The remaining members of the Operational Compliance Committee are employees of the Company.

CORPORATE GOVERNANCE

Commitment to Corporate Governance.    Our Board and management have a strong commitment to effective corporate governance. We have in place a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable rules and regulations of the Securities and Exchange Commission and the NYSE. The key components of this framework are set forth in our amended and restated articles of incorporation and by-laws, along with the following additional documents:

•	our Audit Committee Charter;

•	our Compensation Committee Charter;

•	our Nominating and Governance Committee Charter;

•	our Compliance Committee Charter;

•	our Corporate Governance Guidelines;

•	our Code of Business Conduct and Ethics;

•	our Anti-Corruption Policy Including Guidelines on Travel and Entertainment Expenses and Customer Complimentaries for Government Officials; and

•	our Statement on Reporting Ethical Violations.

Copies of each of these documents are available on our website at http://investor.sands.com by clicking on “Investor Relations,” and then on the section entitled “Corporate Governance.” Copies also are available without charge by sending a written request to Investor Relations at the following address: Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

Corporate Governance Guidelines.    We have adopted Corporate Governance Guidelines for our Company that set forth the general principles governing the conduct of the Company’s business and the role, functions, duties and responsibilities of the Board, including, but not limited to, such matters as composition, membership criteria, orientation and continuing education, retirement, committees, compensation, meeting procedures, annual evaluation and management succession planning.

Code of Business Conduct and Ethics.    We have adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers (including the principal executive officer, principal financial officer and principal accounting officer), employees and agents. The Code of Business Conduct and Ethics establishes policies and procedures that the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. The Company’s Code of Business Conduct and Ethics is provided to all new directors, officers and employees.

Anti-Corruption Policy Including Guidelines on Travel and Entertainment Expenses and Customer Complimentaries for Government Officials.    We have adopted an Anti-Corruption Policy Including Guidelines on Travel and Entertainment Expenses and Customer Complimentaries for Government Officials to assure that the hospitality and business development practices of all of our operations anywhere in the world are fully consistent with applicable record keeping and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and the Sarbanes-Oxley Act of 2002. The Anti-Corruption Policy Including Guidelines on Travel and Entertainment Expenses and Customer Complimentaries for Government Officials is provided to all new directors, officers and employees.

Statement on Reporting Ethical Violations.    We have adopted a Statement on Reporting Ethical Violations to facilitate and encourage the reporting of any misconduct at the Company, including violations or potential violations of our Code of Business Conduct and Ethics, and to ensure that those reporting such misconduct will not be subject to harassment, intimidation or other retaliatory action. The Statement on Reporting Ethical Violations is provided to all new directors, officers and employees.

Related Party Transactions.    We have established policies and procedures for the review, approval and/or ratification of related party transactions. Under its charter, the Audit Committee approves all related party transactions required to be disclosed in our public filings and all transactions involving executive officers or directors of the Company that are required to be approved by the Audit Committee under the Company’s Code of Business Conduct and Ethics. Under our procedures, our executive officers and directors provide our corporate counsel’s office with the details of any such proposed transactions. Under guidelines established by our Audit Committee, proposed transactions and matters requiring approval under our Code of Business Conduct and Ethics with aggregate values of less than $120,000 per year are presented to the Audit Committee quarterly for review. Larger transactions are presented to our Audit Committee for review, discussion and approval. The Audit Committee may, in its discretion, request additional information from the director or executive officer involved in a proposed transaction or from management prior to granting approval for a related party transaction. All other related party transactions by individuals subject to our Code of Business Conduct and Ethics must be approved by our Chief Compliance Officer and reported to the Compliance Committee and the Audit Committee.

Nomination of Directors.    The Nominating and Governance Committee proposed to the Board the candidates nominated for election at this annual meeting. The Nominating and Governance Committee, in making its selection of director candidates, considered the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time.

The Nominating and Governance Committee considers a number of factors in selecting director candidates, including:

•	the ethical standards and integrity of the candidate in personal and professional dealings;

•	the independence of the candidate under legal, regulatory and other applicable standards;

•	the diversity of the existing Board, so that a body of directors from diverse professional and personal backgrounds is maintained;

•	whether the skills and experience of the candidate will complement that of the existing members of the Board;

•

the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation that the candidate would not serve on the boards of directors of more than three other public companies;

•	the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her Board duties;

•	the ability of the candidate to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company;

•	the willingness of the candidate to be accountable for his or her decisions as a director;

•	the ability of the candidate to provide wise and thoughtful counsel on a broad range of issues;

•	the ability and willingness of the candidate to interact with other directors in a manner that encourages responsible, open, challenging and inspired discussion;

•	whether the candidate has a history of achievements that reflects high standards;

•	the ability and willingness of the candidate to be committed to, and enthusiastic about, his or her performance for the Company as a director, both in absolute terms and relative to his or her peers;

•	whether the candidate possesses the courage to express views openly, even in the face of opposition;

•	the ability and willingness of the candidate to comply with the duties and responsibilities set forth in the Company’s Corporate Governance Guidelines and by-laws;

•

the ability and willingness of the candidate to comply with the duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in the Company’s jurisdiction of incorporation;

•	the ability and willingness of the candidate to adhere to the Company’s Code of Business Conduct and Ethics, including the policies on conflicts of interest expressed therein; and

•	such other attributes of the candidate and external factors as the Board deems appropriate.

The Nominating and Governance Committee has the discretion to weight these factors as it deems appropriate. The importance of these factors may vary from candidate to candidate.

The Nominating and Governance Committee will consider candidates recommended by directors and members of management and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The Nominating and Governance Committee does not have a policy for considering director candidates recommended by security holders and believes that not having such a policy is appropriate in light of the significant ownership of the Company’s Common Stock by Mr. Adelson and his family.

Board Leadership Structure.    Mr. Adelson serves as the Chairman of the Board and Chief Executive Officer of our Company. Mr. Adelson is the founder of our Company and has served as its Chairman and Chief Executive Officer since the Company was founded. The Board believes that Mr. Adelson is best suited to serve as both its Chairman and Chief Executive Officer because he is the most familiar with the Company’s businesses and industry and best able to establish strategic priorities for the Company. In addition, Mr. Adelson, his wife and trusts and other entities for the benefit of the Adelsons and their family members together beneficially owned approximately 54.1% of our outstanding Common Stock as of the record date. Accordingly, Mr. Adelson exercises significant influence over our business policies and affairs, including the composition of our Board of Directors. As a result, the Board believes that Mr. Adelson’s continuing service as both Chairman and Chief Executive Officer is beneficial to the Company and provides an effective leadership structure. The Company does not have a lead director.

The Board’s Role in Risk Oversight.    The Board of Directors, directly and through its committees, is actively involved in the oversight of the Company’s risk management policies. The Audit Committee is charged with overseeing enterprise risk management, generally, and with reviewing and discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor, control and manage these exposures, including the Company’s risk assessment and risk management guidelines and policies. The Compensation Committee oversees the Company’s compensation policies generally to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. The Compliance Committee assists the Board in overseeing the Company’s compliance program, including compliance with the laws and regulations applicable to the Company’s business and compliance with the Company’s Code of Business Conduct and Ethics and other policies. The Audit Committee, the Compensation Committee and the Compliance Committee receive reports from, and discuss these matters with, management, and regularly report on these matters to the Board.

2014 Executive Compensation Risk Assessment.    The Compensation Committee has evaluated the Company’s compensation structure from the perspective of enterprise risk management and the terms of the Company’s compensation policies generally and does not believe that the Company’s compensation policies and practices provide incentives for employees to take inappropriate business risks or risks that are reasonably likely to have a material adverse effect on the Company. As described under “Compensation Discussion and Analysis” below regarding bonuses for our named executive officers, Mr. Adelson is eligible to receive bonuses under his employment agreement, subject to the Company’s achieving predetermined EBITDA-based performance goals. Under their employment agreements or other employment arrangements, the other named executive officers are eligible for discretionary bonuses, up to a target percentage of their respective base salaries. Similarly, any bonuses for employees other than the named executive officers are granted on a discretionary basis. In making its determinations regarding 2014 bonuses for Mr. Leven and Mr. Goldstein, the Compensation Committee’s decision was based on the Company’s achievement of pre-determined EBITDA-based performance targets. In making its determination regarding Mr. Quartieri’s 2014 bonus, the Compensation Committee gave equal weighting to (a) the Company’s achievement of pre-determined EBITDA-based performance targets and (b) his individual performance. The Compensation Committee believes that the Company’s compensation policies do not incentivize our named executive officers or other employees to take inappropriate business risks or risks that are reasonably likely to have a material adverse effect on the Company because the discretionary nature of the bonuses and the weighting of financial and individual performance factors means there may not be any direct correlation between any particular action by an employee and the employee’s receipt of a bonus.

Presiding Non-Management Director.    In accordance with applicable rules of the NYSE and the Company’s Corporate Governance Guidelines, the Board has adopted a policy to meet at least quarterly in executive session without management directors or any members of the Company’s management being present. At each executive session, a presiding director chosen by a majority of the directors present will preside over the session.

Stockholder Communications with the Board and Audit Committee.    The Board has established a process for stockholders and interested parties to communicate with members of the Board, the Audit Committee, the non-management directors and the presiding non-management director of executive sessions of the Board.

Director Communications

Stockholders and interested parties who wish to contact our Board, the Chairman of the Board, the presiding non-management director of executive sessions or any individual director are invited to do so by writing to:

Board of Directors of Las Vegas Sands Corp.

c/o Corporate Secretary

3355 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Complaints and concerns relating to our accounting, internal accounting controls or auditing matters should be communicated to the Audit Committee of our Board using the procedures described below. All other stockholder and other communications addressed to our Board will be referred to our presiding non-management director of executive sessions and tracked by the Corporate Secretary. Stockholder and other communications addressed to a particular director will be referred to that director.

Audit Committee Communications

Complaints and concerns relating to our accounting, internal accounting controls, or auditing matters should be communicated to the Audit Committee of our Board, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to the Audit Committee through the Office of the General Counsel by writing to:

Las Vegas Sands Corp.

3355 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attention: Office of the General Counsel

All communications will be reviewed under Audit Committee direction and oversight by the Office of the General Counsel, the Audit Services Group, which performs the Company’s internal audit function, or such other persons as the Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. The Office of the General Counsel will prepare a periodic summary report of all such communications for the Audit Committee.

EXECUTIVE OFFICERS

This section contains certain information about our executive officers, including their names and ages (as of the mailing of these proxy materials), positions held and periods during which they have held such positions. There are no arrangements or understandings between our officers and any other person pursuant to which they were selected as officers.

Name	Age	Title
Sheldon G. Adelson	81	Chairman of the Board, Chief Executive Officer and Treasurer
Robert G. Goldstein	59	President and Chief Operating Officer
George M. Markantonis	57	President and Chief Operating Officer, The Venetian/The Palazzo and Sands Expo & Convention Center
Michael Quartieri	46	Senior Vice President, Chief Accounting Officer and Global Controller (principal financial officer)
Ira H. Raphaelson	61	Executive Vice President and Global General Counsel and Secretary
George Tanasijevich	53	Chief Executive Officer and President, Marina Bay Sands Pte Ltd and Managing Director, Global Development, Las Vegas Sands Corp.

For background information on Messrs. Adelson and Goldstein, please see “Board of Directors.”

George M. Markantonis has been the President and Chief Operating Officer of Venetian Casino Resort, LLC (owner of The Venetian/ The Palazzo) and Sands Expo & Convention Center and Senior Vice President of Las Vegas Sands, LLC since March 2015. Mr. Markantonis has more than 35 years of international hospitality industry experience, including serving as the President and Managing Director of Atlantis, Paradise Island from September 2005 to February 2015, as the Chief Executive Officer of Atlantis of The Palm of Dubai, from March 2004 to August 2005, and in various positions at Caesars Palace in Las Vegas from 1995 to 2004, most recently as Senior Vice President of Hotel Operations.

Michael Quartieri has been our Company’s principal financial officer since July 2013 and our Company’s Senior Vice President, Chief Accounting Officer and Global Controller since September 2009. From October 2006 until September 2009, Mr. Quartieri served as our Company’s Corporate Controller. Mr. Quartieri also served as the Company’s principal financial officer from July to December 2008. Prior to joining our Company in October 2006, Mr. Quartieri was a Director at Deloitte & Touche LLP in Las Vegas.

Ira H. Raphaelson has been the Executive Vice President and Global General Counsel of Las Vegas Sands Corp. since November 2011 and the Company’s Secretary since January 2015. Mr. Raphaelson served as vice president and general counsel of Scientific Games Corp. from February 2006 until October 2011 and as its secretary from June 2006 until October 2011. Mr. Raphaelson was a partner in the Washington D.C. office of the law firm of O’Melveny & Myers LLP for ten years and a partner in the Washington D.C. office of Shaw Pittman for three years. Prior to entering private practice, he was a state and federal prosecutor for 15 years, serving the last two years as a Presidentially appointed Special Counsel for Financial Institutions Crime.

George Tanasijevich has been the President and Chief Executive Officer of our Company’s subsidiary, Marina Bay Sands Pte Ltd since July 2011 and the Managing Director, Global Development of Las Vegas Sands Corp. since January 2011. He also has held other senior executive positions at our Company’s Singapore operations since 2005. Prior to that, Mr. Tanasijevich was the Company’s Director of Development, based in Macau, from 2004 to 2005. Mr. Tanasijevich previously served as Senior Vice President/Equity Markets at CapitaLand Limited, a Singapore-based real estate conglomerate, and as Corporate Vice President of General Growth Properties, a shopping mall REIT. Mr. Tanasijevich is a member of the University of Chicago Booth School of Business Global Advisory Board and the University of Michigan Provost Committee, and a Board Member of the Singapore International Chamber of Commerce, the Singapore Hotel Association and the U.S.—Japan Business Council.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and beneficial owners of more than 10% of our Common Stock to file reports of ownership of our Common Stock with the Securities and Exchange Commission. Executive officers, directors and beneficial owners of more than 10% of our Common Stock are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and representations from the Company’s directors, executive officers and 10% beneficial owners that no other reports were required, the Company notes that all reports for the year 2014 were filed on a timely basis.

The following discussion and analysis contains statements regarding Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion supplements the more detailed information concerning executive compensation in the tables and narrative discussion that follow under “Executive Compensation and Other Information.” This Compensation Discussion and Analysis section discusses our compensation philosophy and objectives and the compensation policies and programs for the following individuals who served as an executive officer as of December 31, 2014 and are referred to as “named executive officers”:

•	Sheldon G. Adelson, our Chairman, Chief Executive Officer and Treasurer;

•	Michael A. Leven, our former President, Chief Operating Officer and Secretary (through December 31, 2014);

•	Robert G. Goldstein, our President and Chief Operating Officer;

•	Edward M. Tracy, the former President and Chief Executive Officer of Sands China Ltd. (through March 6, 2015); and

•	Michael Quartieri, our Senior Vice President, Global Controller and Chief Accounting Officer (principal financial officer).

2014 Financial and Business Performance

The Company achieved record financial results during 2014. Highlights of the Company’s 2014 financial performance and business achievements include:

•	net revenue of $14.58 billion, a 5.9% increase over 2013;

•	consolidated adjusted property EBITDA of $5.42 billion, a 13.8% increase over 2013;

•	consolidated adjusted net income of $2.89 billion, or $3.58 per diluted share, compared to $2.40 billion, or $2.90 per diluted share, in 2013; and

•	the return of $3.28 billion of capital to stockholders through the repurchase of $1.66 billion of its outstanding common stock and the payment of $1.61 billion of regular annual dividends.

In October 2014, the Company announced that it would increase the planned regular annual dividend from $2.00 per share in 2014 to $2.60 per share in 2015. In addition, in October 2014, the Company authorized a $2.0 billion increase in the Company’s multi-year share repurchase program.

The Objectives of Our Executive Compensation Program

Our executive compensation program is directed by the Compensation Committee of the Board of Directors. The Compensation Committee has developed an executive compensation program that is designed to:

•	attract and retain key executive talent by providing the named executive officers with competitive compensation;

•	reward the named executive officers based upon the achievement of Company, property and individual performance goals; and

•	align the interests of the named executive officers with those of our stockholders.

Advisory Vote on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, at our 2014 annual meeting, our stockholders provided an advisory (non-binding) vote on the fiscal 2013 compensation of our named executive officers, which we refer to as the “say-on-pay” vote. The compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (including the Compensation Dis-

cussion and Analysis, the compensation tables, and any related material disclosed in the proxy statement) was approved, with more than 86% of the votes cast voting “for” approval of the “say-on-pay” proposal. The Compensation Committee noted the results of this vote, and although the “say-on-pay” vote is advisory and is not binding on the Board of Directors, the Compensation Committee took the approval into consideration in determining that the current compensation philosophy and objectives remain appropriate for use in determining the compensation of our named executive officers. The Compensation Committee also considered the results of the “say-on-pay” vote when approving Mr. Goldstein’s new employment agreement in connection with his promotion to the position of the Company’s President and Chief Operating Officer, as described below under “—Elements of Executive Officer Compensation and Why We Chose to Pay Each Element — Employment Agreements” and “Executive Compensation and Other Information.”

The Process of Setting Executive Compensation

We have entered into employment agreements with Messrs. Adelson, Leven and Goldstein, and a subsidiary of Sands China Ltd. (together with its subsidiaries, “Sands China”) had entered into an employment agreement with Mr. Tracy that was terminated when he retired in March 2015. The employment agreements provide the overall framework for the compensation for these named executive officers, including base salary and target bonus amounts. Mr. Quartieri does not have an employment agreement with us. The Compensation Committee approved the compensation packages for Messrs. Adelson, Leven, Goldstein, and Quartieri at the time we entered into their respective employment agreements or arrangements and approved all bonuses and equity awards granted during the terms of these agreements or employment during which these individuals served as a named executive officer. The Compensation Committee considered the views and recommendations of our Chief Executive Officer in establishing 2014 compensation for Mr. Leven and the views and recommendations of our Chief Executive Officer and President and Mr. Leven in establishing 2014 compensation for Messrs. Goldstein and Quartieri and certain other highly compensated employees. The Remuneration Committee of the Board of Directors of Sands China Ltd. was responsible for approving all decisions relating to Mr. Tracy’s 2014 compensation.

The Committee’s Compensation Consultant

The Compensation Committee retained AETHOS Consulting Group as its independent executive compensation consultant for 2014. AETHOS Consulting Group provides its advice on an as-needed basis upon the request of the Compensation Committee. During 2014, AETHOS Consulting Group advised the Compensation Committee on the compensation arrangements for Mr. Adelson in connection with the renewal of his employment agreement and provided peer group analyses to the Compensation Committee in connection with determining compensation levels for some of our named executive officers. The Company paid AETHOS Consulting Group $50,000 for its services to the Compensation Committee during 2014.

The Compensation Committee determined that AETHOS Consulting Group is independent under applicable SEC and NYSE rules based on the Committee’s review of the services provided to the Company described above and information provided by AETHOS Consulting Group.

Benchmarking

In connection with the Compensation Committee’s 2014 reviews of the annual renewal of Mr. Adelson’s employment agreement and Mr. Goldstein’s new employment agreement, the Compensation Committee considered advice from AETHOS Consulting Group that compared the elements of executive compensation and total compensation against compensation levels of executives in a comparable position at peer group companies. The current peer group was selected by the Compensation Committee’s consultant, based on industry, revenue and market capitalization and other shared characteristics and consists of the following companies:

• American Express Company
• Caesars Entertainment Corporation
• Carnival Corporation & plc
• CBS Broadcasting Inc.
• The Coca-Cola Company
• Colgate-Palmolive Company
• Delta Air Lines, Inc.
• General Mills Inc.
• Hyatt Corporation
• Kimberly-Clark Corporation
• Loews Hotels
• Marriott International, Inc.
• McDonald’s Corporation
• MGM Resorts International	• Nike, Inc.
• Nordstrom, Inc.
• PepsiCo, Inc.
• The Priceline Group Inc.
• Royal Caribbean Cruises Ltd.
• Starbucks Corporation
• Starwood Hotels & Resorts Worldwide, Inc.
• Time Warner Inc.
• Twenty-First Century Fox, Inc.
• United Continental Holdings, Inc.
• Viacom Inc.
• The Walt Disney Company
• Wynn Resorts, Limited
• Yum! Brands, Inc.

Elements of Executive Officer Compensation and Why We Chose to Pay Each Element

In 2014, the principal components of compensation for the named executive officers were:

•	base salary;

•	annual cash bonus;

•	equity awards;

•	personal benefits; and

•	for Messrs. Adelson, Leven, Goldstein and Tracy, severance and/or change in control protection.

Employment Agreements

Messrs. Adelson, Leven and Goldstein are, and Mr. Tracy was, employed pursuant to multi-year employment agreements that reflect the individual negotiations with each of them. We use multi-year employment agreements to foster retention and succession planning, to be competitive and to protect the business with restrictive covenants, such as non-competition, non-solicitation and confidentiality provisions. The employment agreements provide for severance pay in the event of the involuntary termination of the executive’s employment without cause (or, where applicable, termination for good reason), which allows these executives to remain focused on the Company’s interests and, where applicable, serves as consideration for the restrictive covenants in their employment agreements.

Mr. Adelson.    In 2004, in connection with our initial public offering, we entered into a long-term employment agreement with Mr. Adelson with an initial term of five years, subject to automatic extensions for successive one-year periods unless one party gives notice of his or its intention not to renew the agreement no later than 120 days prior to the expiration of the initial or any renewal term of the agreement. Accordingly, Mr. Adelson’s employment agreement has been extended for successive one-year periods on the same financial terms, most recently in December 2014. The Compensation Committee believed that extending Mr. Adelson’s employment agreement in 2014 was in the best interests of the Company and its stockholders and that, based on discussions with AETHOS Consulting Group, the terms of Mr. Adelson’s employment agreement were fair to the Company.

Mr. Leven.    On June 7, 2012, we entered into an agreement with Mr. Leven that modified his existing employment agreement, including by extending the term of his employment agreement to December 31, 2014. His employment agreement was amended on April 24, 2013, to modify the termination provisions, among others (as amended, Mr. Leven’s “Employment Agreement”). The Compensation Committee considered factors including Mr. Leven’s performance as the Company’s President and Chief Operating Officer, his experience in the hospitality industry and the Chief Executive Officer’s recommendations when approving Mr. Leven’s Employment Agreement and the amendments to his Employment Agreement. Mr. Leven retired on December 31, 2014.

Mr. Goldstein.    On March 7, 2012, we entered into an agreement with Mr. Goldstein that modified his existing employment agreement and extended the term of his employment to December 31, 2015, subject to extension by written agreement of the parties (as modified, Mr. Goldstein’s “Employment Agreement”). On December 9, 2014, we entered into an agreement with Mr. Goldstein, effective January 1, 2015, that modified his Employment Agreement in connection with his promotion to the position of President and Chief Operation Officer (Mr. Goldstein’s “2015 Employment Agreement”). The Compensation Committee considered factors including Mr. Goldstein’s performance as the Company’s Executive Vice President, his tenure at the Company, his business experience and knowledge of the gaming industry, retaining his services for the five-year term of the agreement and the Chief Executive Officer’s recommendations when approving Mr. Goldstein’s Employment Agreement and his 2015 Employment Agreement.

Mr. Tracy.    On May 10, 2012, Sands China entered into an agreement with Mr. Tracy that modified his existing employment agreement and extended the term of his employment. On May 1, 2013, Sands China entered into a contract renewal agreement that modified Mr. Tracy’s 2012 employment agreement and extended the term of his employment to December 31, 2016 (as modified, Mr. Tracy’s “Employment Agreement”). Mr. Tracy retired from Sands China in March 2015. In connection with his retirement, Mr. Tracy and Sands China entered into a Separation Agreement and General Release, dated January 15, 2015 (Mr. Tracy’s “Separation Agreement”). The Remuneration Committee of the Board of Directors of Sands China was responsible for approving all decisions relating to Mr. Tracy’s Employment Agreement, his 2014 compensation and his Separation Agreement.

Mr. Quartieri.    Mr. Quartieri does not have an employment agreement with us.

The major elements of our executive officer compensation and details regarding how each component was determined are described below.

Base Salary

Base salary levels for the named executive officers are set forth in their respective employment agreements or other arrangements. The base salary amounts were determined at the time we (or Sands China) entered into the various employment agreements or the other arrangements were determined, based on each individual’s professional experience and scope of responsibilities within our organization, compensation levels for others holding similar positions in other organizations, and compensation levels for senior executives at the Company.

The employment agreements or other arrangements for Messrs. Adelson, Leven, Goldstein and Quartieri provide, and Mr. Tracy’s employment agreement provided, for annual base salaries which may be subject to periodic performance increases. Their base salaries as of December 31, 2014 are:

•	Mr. Adelson, $1,000,000;

•	Mr. Leven, $3,000,000;

•	Mr. Goldstein, $1,500,000; and

•	Mr. Quartieri, $475,000.

Mr. Tracy’s base salary as of December 31, 2014 was $1,500,000.

These base salaries were unchanged from December 31, 2013. Effective January 1, 2015, Mr. Goldstein’s base salary increased to $3,250,000 pursuant to his 2015 Employment Agreement and Mr. Quartieri’s base salary increased to $525,000.

Short-term Incentives

For 2014, Messrs. Adelson, Leven, Goldstein and Quartieri were eligible for annual performance-based cash incentives under the Company’s Executive Cash Incentive Plan, which was created to establish a program of annual incentive compensation awards for designated officers and other key executives that is directly related to our performance results. Some of these named executive officers also were entitled to discretionary bonuses awarded pursuant to their employment agreements or by a determination of the Compensation Committee. The Compensation Committee retains the right to exercise discretion in determining bonus levels for these named executive officers. Mr. Tracy was eligible for incentive compensation under the applicable programs of Sands China. The Remuneration Committee of the Board of Directors of Sands China is responsible for all decisions relating to Mr. Tracy’s compensation, including his incentive compensation.

Mr. Adelson

Mr. Adelson is eligible for two types of annual performance-based incentive opportunities under his 2004 employment agreement; a base bonus and an annual supplemental bonus. The target base bonus and annual supplemental bonus opportunities are described in Mr. Adelson’s employment agreement, as set forth below.

Base bonus.    Mr. Adelson is eligible for cash incentive bonuses earned and payable quarterly primarily subject to the Company’s attainment of predetermined EBITDA-based performance targets. Base bonus payments may range from $0 (if the Company does not achieve the predetermined EBITDA performance target) to a defined maximum opportunity specified in Mr. Adelson’s employment agreement. Mr. Adelson’s target base bonus for 2005 was $500,000. Commencing with 2006 and for each year during the term of his employment, the amount of Mr. Adelson’s target annual base bonus increases automatically by at least four percent (4%) of the sum of (x) his base salary for the immediately preceding year plus (y) the base bonus paid to him with respect to the immediately preceding year. In 2014, the Company achieved the predetermined EBITDA-based performance target required for the payment of Mr. Adelson’s base bonus. Accordingly, Mr. Adelson received a base bonus of $1,934,472 for his 2014 performance.

Annual supplemental bonus.    Under his employment agreement, Mr. Adelson is eligible to receive an annual cash incentive bonus contingent on the Company’s achievement of annual performance targets that are primarily EBITDA-based. The amount of Mr. Adelson’s annual supplemental bonus is equal to a percentage of the sum of (x) his base salary for the year plus (y) the base bonus paid to him for the year. Mr. Adelson’s annual supplemental bonus payments may range from $0 (if the Company does not achieve 80% of the predetermined EBITDA performance target) to a defined maximum opportunity (if the Company achieves 110% of the predetermined EBITDA performance target). Mr. Adelson’s annual supplemental bonus payments increase ratably if EBITDA reaches 80% to 100% of the predetermined EBITDA target. Mr. Adelson’s target and maximum annual supplemental bonus opportunities as a percentage of base salary and base bonus for 2014 were 90% and 180%, respectively.

The performance targets specified under Mr. Adelson’s employment agreement are primarily EBITDA-based. The EBITDA-based performance targets are established annually by the Compensation Committee following consultation with our executive officers and such other members of our management as the Compensation Committee deems appropriate. The Compensation Committee established different EBITDA-based performance targets for Mr. Adelson’s 2014 base bonus and his annual supplemental bonus. The 2014 targets represent the EBITDA level that must be achieved in order for Mr. Adelson to receive 100% of his target base bonus or his target annual supplemental bonus. For 2014, the Compensation Committee established a performance target for Mr. Adelson’s base bonus of $4.972 billion of consolidated adjusted property EBITDA, less corporate expense plus the Management Incentive Program bonus accrual, and a performance target for Mr. Adelson’s annual supplemental bonus of $5.525 billion of consolidated adjusted property EBITDA, less corporate expense plus the Management Incentive Program bonus accrual. (The Management Incentive Program is the Company’s bonus program whose participants include many of the Company’s full-time exempt employees. For our named executive officers, the Management Incentive Program operates independent of, and provides bonuses that do not exceed, the maximum bonuses established under the Executive Cash Incentive Plan.)

In determining the 2014 annual EBITDA-based targets for Mr. Adelson’s base and annual supplemental bonuses, the Compensation Committee’s goal was to set an aggressive objective based on its review of the annual budget information provided by management and the Board’s discussions with our executive officers and management about the assumptions underlying the 2014 budget and the Company’s operating and development plans for 2014. In making its determinations, the Compensation Committee recognized the inherent difficulty of providing appropriate financial targets for Mr. Adelson, given the competitive challenges facing the Company in the markets in which it operates and the Company’s global operations and development plans. The Compensation Committee believed that the achievement of the 2014 performance targets required Mr. Adelson to perform at a high level to earn the target bonus payments.

In 2014, the Company achieved 93.5% of the predetermined EBITDA-based performance target relating to Mr. Adelson’s annual supplemental bonus. Accordingly, Mr. Adelson received an annual supplemental bonus of $1,777,554, or 60.6% of his target bonus opportunity, for his 2014 performance.

Messrs. Leven, Goldstein and Quartieri

Under their employment agreements. Mr. Leven and Mr. Goldstein were eligible to receive discretionary bonuses under the Company’s Management Incentive Program, subject to their achievement of individual or Company performance objectives established, as appropriate, by the Compensation Committee following consultation with the other named executive officers and/or such other members of our management as the Compensation Committee deems appropriate. In December 2013, Mr. Leven and Mr. Goldstein agreed that their 2014 bonuses would be based solely on the Company’s achievement of EBITDA-based performance targets established by the Compensation Committee.

Mr. Quartieri does not have an employment agreement and was eligible to receive a discretionary bonus under the Company’s Management Incentive Program. For Mr. Quartieri’s 2014 bonus determination, the Compensation Committee gave equal 50% weighting to (a) the Company’s achievement of the EBITDA-based performance targets and (b) Mr. Quartieri’s achievement of his individual performance goals.

The Compensation Committee established a 2014 EBITDA-based performance-based financial target for Messrs. Leven, Goldstein and Quartieri of $5.525 billion of consolidated adjusted property EBITDA, less corporate expense plus the Management Incentive Program bonus accrual. Under the Company’s 2014 Management Incentive Program, the Company must achieve at least 90% of its pre-determined EBITDA-based performance target in order for Messrs. Leven, Goldstein and Quartieri to be eligible to receive annual bonuses. Their bonus payment amounts can be increased if the Company achieves up to 120% of the pre-determined EBITDA target, with a maximum bonus payout percentage of up to 110% of their respective target awards.

Mr. Leven.    Under his Employment Agreement, Mr. Leven was eligible to receive an annual bonus, with a target bonus of 100% of his base salary, or $3,000,000. The actual amount of Mr. Leven’s bonus was determined by the Compensation Committee in its sole discretion in accordance with the Company’s Management Incentive Program, after consultation with the Company’s Chief Executive Officer. In February 2015, based on the Company’s achievement of 93.5% of its predetermined EBITDA-based performance target, Mr. Leven was awarded a bonus of $2,901,000 in respect of his 2014 performance, representing 96.7% of his target bonus opportunity.

Mr. Goldstein.    Under his Employment Agreement, Mr. Goldstein was eligible to receive an annual bonus, with a target bonus of 100% of his base salary, or $1,500,000. The actual amount of Mr. Goldstein’s bonus was determined by the Compensation Committee in its sole discretion in accordance with the Company’s Management Incentive Program, after consultation with the Company’s Chief Executive Officer. In February 2015, based on the Company’s achievement of 93.5% of its predetermined EBITDA-based performance target, Mr. Goldstein was awarded a bonus of $1,450,500 in respect of his 2014 performance, representing 96.7% of his target bonus opportunity.

Mr. Quartieri.    For 2014, Mr. Quartieri was eligible to receive an annual bonus, with a target bonus of 50% of his base salary under the Company’s Management Incentive Program and approved by the Compensation Committee. Mr. Quartieri’s 2014 performance goals were in the following areas: (1) integration of Sands Expo & Convention Center finance functions, (2) financial closing process improvement, and (3) internal audit department functions. In February 2015, based on Mr. Quartieri’s individual performance and the Company’s achievement of 93.5% of its predetermined EBITDA-based performance target, Mr. Quartieri was awarded a bonus of $229,663 in respect of his 2014 performance, representing 96.7% of his target bonus opportunity.

Mr. Tracy

Mr. Tracy.    Under his Employment Agreement, Mr. Tracy was eligible to receive an annual bonus, with a target bonus of 100% of his base salary, or $1,500,000. The Remuneration Committee of the Board of Directors of Sands China Ltd. awarded Mr. Tracy a bonus of $1,500,000 in respect of his 2014 performance.

Long-term Incentives (Equity Awards)

Messrs. Adelson, Goldstein and Quartieri are, and Mr. Leven was, eligible for long-term, equity incentives under the Company’s 2004 Equity Award Plan, which is administered by the Compensation Committee and was created to give us a competitive edge in attracting, retaining and motivating employees and to enable us to provide incentives directly related to increases in our stockholder value. Mr. Adelson is entitled to annual equity incentive awards under his employment agreement, subject to the Company’s achievement of EBITDA-based performance targets as described below. The employment agreements for Messrs. Leven and Goldstein provided for sign-on equity incentive awards, but did not provide for subsequent or annual grants of equity incentive awards. The Compensation Committee, however, is authorized to award such grants in its sole discretion, but did not award an annual equity grant to Mr. Leven, Mr. Goldstein or Mr. Quartieri during 2014. On December 9, 2014, Mr. Goldstein received an award of 2,250,000 stock options upon signing his 2015 Employment Agreement as described below. Mr. Tracy was eligible for long-term equity incentive awards under the Sands China Ltd. Equity Award Plan. The Remuneration Committee of the Board of Directors of Sands China Ltd. is authorized to award grants under this plan in its sole discretion, but did not grant equity to Mr. Tracy during 2014.

Mr. Adelson.    Mr. Adelson’s annual equity incentive awards under his employment agreement are split into two equal components:

•

Nonqualified stock options.    One half of the equity incentive award value is granted in the form of stock options early in the year to which the grant relates. The number of stock options is determined based on an estimate of the grant date Black-Scholes value of the award. The stock option grant vests in four equal annual installments.

•

Performance-based restricted stock.    One half of the equity incentive award value is granted as restricted stock early in the year following the year to which the grant relates, contingent upon attaining the targeted EBITDA-based goals identified for the annual supplemental bonus in the prior year. For 2013, the Compensation Committee established a performance target of $4.413 billion of consolidated adjusted property EBITDA, less corporate expense plus the Management Incentive Program bonus accrual. The value of Mr. Adelson’s restricted stock award may range from $0 (if the Company does not achieve 80% of the predetermined EBITDA-based performance target) to 100% of the value of the restricted stock award opportunity (if the Company achieves 100% of the predetermined EBITDA-based performance target). The number of shares of restricted stock, if earned, is determined based on the fair market value of our Common Stock on the NYSE on the grant date. The restricted stock grant vests in three equal annual installments.

Under his employment agreement, Mr. Adelson is entitled to a specified aggregate target grant value of his equity incentive awards as the Company achieves higher annualized six-month EBITDA levels. Mr. Adelson is entitled to receive equity incentive awards with a total value of $3,650,000 because the Company, prior to 2012, had achieved more than $1 billion of annualized six-month EBITDA.

The value of Mr. Adelson’s 2014 stock option award opportunity was $1,825,000 (one half of the total equity incentive award of $3,650,000). Accordingly, on January 28, 2014, Mr. Adelson received a grant of options to purchase 55,169 shares of our Common Stock, based on the Black-Scholes value of the stock option award on the grant date.

Mr. Adelson’s target grant value for his 2014 restricted stock award (relating to his 2013 performance) was $1,825,000 (one half of the total equity incentive award of $3,650,000). As previously disclosed, in 2013, the Company exceeded the predetermined 2013 EBITDA-based performance target described above relating to the award of restricted stock, by achieving 109.2% of the performance target. Accordingly, on January 28, 2014, Mr. Adelson was awarded a grant of 24,249 shares of restricted stock in respect of his 2013 performance.

For more information about equity incentive awards, see “— Executive Compensation Related Policies and Practices — Grant Practices for Stock Options, Restricted Stock and Restricted Stock Units” and “Executive Compensation and Other Information — Employment Agreements.” Grants made during 2014 are included in the Grants of Plan-Based Awards Table.

Personal Benefits

Mr. Adelson is entitled under his employment agreement to be reimbursed up to $100,000 annually for personal legal and financial planning fees and expenses under his employment agreement. Mr. Adelson also is entitled during the term of his employment to the full-time and exclusive use of an automobile and a driver of his choice and to the use of a Boeing Business Jet for his travel in connection with Company business. Pursuant to his employment agreement and the advice of an independent security consultant, Mr. Adelson also is entitled to security services for himself, his wife and minor children. The Company has received reports from its independent security consultant on the need to provide security coverage to Mr. Adelson and his family, most recently in April 2015.

Mr. Leven was entitled to be reimbursed for the initiation fee for membership in a country club of his choice pursuant to his employment agreement, which he has not requested to date. Mr. Leven reimburses the Company in full for personal use of the country club membership. In addition, the Company made a jet aircraft available to Mr. Leven in connection with both business and personal use, including personal use by Mr. Leven’s wife. The value of aircraft usage for personal purposes by Mr. Leven and/or his wife was imputed to Mr. Leven as compensation using the Internal Revenue Service Standard Industry Fare Level tables.

Mr. Goldstein’s Employment Agreement provided that he is entitled to travel first class on commercial airlines on Company business trips and to the use of Company aircraft to connect to certain overseas commercial flights. In addition, Mr. Goldstein’s wife was entitled to accompany him on at least two trips to Asia each year at the Company’s sole cost and expense. Under Mr. Goldstein’s 2015 Employment Agreement, the Company will make a jet aircraft available for business and personal use and Mr. Goldstein may bring immediate family members with him on these trips. He is also entitled, at his election, to first class travel on commercial airlines for all business trips, and to first class hotel accommodations. The Company also provides Mr. Goldstein with a country club membership. Mr. Goldstein reimburses the Company in full for personal use of this membership.

Mr. Tracy’s employment agreement provided that he was entitled to four business class airfare tickets to the United States each year for him and his wife, and two business class airfare tickets to Macao each year for his dependent. Mr. Tracy and his wife resided at The Venetian Macao during 2014 and he was charged the incremental cost for providing accommodation and related services. He also received security services. In addition, Sands China paid his country club dues. Mr. Tracy reimbursed Sands China in full for personal use of this membership.

The Company provides certain of its named executive officers with access to corporate memberships at country clubs for business purposes. The Company requires these executives to reimburse it in full for personal use of these facilities. The Company also permits Messrs. Adelson, Leven and Goldstein to use Company personnel for home repairs during business hours on a limited basis. The Company requires that these executives reimburse it in full for these services. The Company does not permit personal use of corporate aircraft by its executive officers, except for Mr. Leven as described above. On certain occasions, an executive officer’s spouse or other immediate family member has accompanied the executive officer on business-related flights on aircraft that we own or lease or provide pursuant to time sharing agreements.

Messrs. Adelson, Leven, Goldstein and Tracy also participate in a group supplemental medical insurance program available only to certain of our senior officers. Our executive officers, as well as certain other employees, are also entitled to use workout facilities at the Canyon Ranch Spa at The Venetian Resort Hotel Casino and The Palazzo Resort Hotel Casino in Las Vegas and to receive dry cleaning services. We also provide certain of our executive officers with home computers, and with meals, lodging, limousines and other goods and services from our properties. Our executive officers are entitled to receive other employee benefits generally made available to our employees.

The Compensation Committee believes that providing these benefits to our executives is appropriate, given the status in our Company of these individuals, and helps facilitate our executives’ performance of their duties.

For more information, see footnote (3) to the Summary Compensation Table under “Executive Compensation and Other Information.”

Change in Control and Termination Payments

Mr. Adelson’s employment agreement and Mr. Goldstein’s Employment Agreement and 2015 Employment Agreement provide for payments and the continuation of benefits upon certain terminations of employment or if there is a change in control of the Company. Mr. Leven’s Employment Agreement was amended in 2013 to eliminate his ability to receive payments and a continuation of benefits solely upon a change in control of the Company. These provisions were based on individual negotiations with these named executive officers. In addition, the employment agreements with Messrs. Adelson and Goldstein include restrictive covenants relating to future employment. The Compensation Committee believed the post-termination payments were necessary in order to enable us to provide a competitive compensation package so that we could retain these named executive officers. Mr. Tracy’s Employment Agreement provided for payments and the continuation of benefits upon certain terminations of employment and a restrictive covenant relating to future employment. Mr. Tracy’s Separation Agreement is described below under “Executive Compensation and Other Information — Potential Payments Upon Termination or Change in Control — Mr. Tracy.”

If any payment to Mr. Adelson pursuant to his employment agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Code”), the payment that is considered a “parachute payment” will be limited to the greatest amount which can be paid under Section 280G without causing any loss of deduction to the Company but only if, by reason of such reduction, the net after tax benefit to him (as defined in his employment agreement) exceeds the net after-tax benefit if the reduction were not made.

Mr. Leven’s Employment Agreement was amended in 2013 to eliminate his ability to receive excise tax gross-up payments if any payment to him was subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties were incurred by Mr. Leven with respect to this excise tax.

The Company’s 2004 Equity Award Plan was established in 2004. The purpose of the plan is to provide a means through which the Company may attract able persons to enter and remain in the employ of the Company. The change in control provisions of the plan were designed in furtherance of this goal.

Further information about benefits under certain change in control and terminations of employment are described below under “Executive Compensation and Other Information — Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Considerations Relating to Executive Compensation

Section 162(m) of the Internal Revenue Code

The Compensation Committee’s general policy is that compensation should qualify as tax deductible to the Company for federal income tax purposes whenever possible. Under Section 162(m) of the Code, compensation paid to certain members of senior management (other than our chief financial officer) in excess of $1 million per year is not deductible unless the compensation is “performance-based” as described in the regulations under Section 162(m). Compensation is generally “performance-based” if it is determined using pre-established objective formulas and criteria approved by stockholders within the past five years. Annual bonus awards under our Executive Cash Incentive Plan (and Mr. Adelson’s base and annual supplemental bonus awards) generally are designed to maximize tax deductibility by satisfying the performance-based compensation exception to Section 162(m). The maximum amount payable to a participant under the Executive Cash Incentive Plan in respect of an annual bonus award that is intended to qualify for the performance-based compensation exception to Section 162(m) is $10.0 million. In addition, awards under the 2004 Equity Award Plan also may satisfy the performance-based compensation exception to Section 162(m). The performance-based provisions of the Executive Cash Incentive Plan relating to the Compensation Committee’s discretion in selecting and applying performance criteria for purposes of granting and vesting awards intended to qualify as performance-based compensation for purposes of Section 162(m) were amended on April 22, 2013 to conform to the performance-based provisions of our 2004 Equity Award Plan. The performance-based provisions of our 2004 Equity Award Plan and Executive Cash Incentive Plan were approved by our stockholders at the 2013 annual meeting of stockholders. Changes in applicable tax laws and regulations as well as factors beyond the control of the Compensation Committee can adversely impact the deductibility of compensation paid to our executive officers who are covered by Section 162(m).

The Compensation Committee believes that mathematical formulas cannot always anticipate and fairly address every situation that might arise. The Compensation Committee therefore retains the authority to adjust compensation in the case of unexpected, unusual or non-recurring events or to attract and retain key executive talent, even if this results in the payment of non-deductible compensation or to otherwise award or pay non-deductible compensation if the Compensation Committee deems it in the best interests of the Company and its stockholders to do so. For example, during 2014, the Compensation Committee approved Mr. Goldstein’s 2015 Employment Agreement, which provides for an annual base salary in excess of $1 million. The Compensation Committee believed this compensation decision was necessary, appropriate and in the best interests of the Company and enabled the Company to retain the services of the core members of its executive team.

Executive Compensation Related Policies and Practices

Policies Regarding Stock Ownership and Hedging the Economic Risk of Stock Ownership

The Company believes that the number of shares of the Company’s Common Stock owned by each named executive officer is a personal decision and encourages stock ownership, including through the compensation policies applicable to its named executive officers. Accordingly the Company has not adopted a policy requiring its named executive officers to hold a portion of their stock during their employment at the Company.

Under our securities trading policy, our officers, directors and employees are not permitted to purchase our Common Stock on margin, sell our Common Stock short or buy or sell puts, calls or other derivative instruments relating to our Common Stock. Although we discourage speculative hedging transactions, we do permit long-term hedging transactions that are designed to protect an individual’s investment in our Common Stock provided that the hedge is for at least six months in duration and relates to stock or options held by the individual.

Grant Practices for Stock Options, Restricted Stock and Restricted Stock Units

Mr. Adelson’s employment agreement provides that grants of stock options are to be made by March 15 of the year to which the grant relates. As discussed above, on February 4, 2014, the Company granted Mr. Adelson stock options for the 2014 calendar year. Grants of restricted stock to Mr. Adelson are to be made by March 15 following the year to which the award relates, provided that the performance goals for the prior year have been achieved. For the reasons described above under “—Elements of Executive Officer Compensation and Why We Chose to Pay Each Element—Long Term Incentives (Equity Awards),” on February 4, 2014, the Company granted Mr. Adelson shares of restricted stock in respect of his 2013 performance.

Grants of stock options, restricted stock and restricted stock units under our 2004 Equity Award Plan are approved by the Compensation Committee. Each member of the Compensation Committee is an independent director and an outside director within the meaning of Section 162(m). The equity grants made to Messrs. Adelson and Goldstein during 2014 were effective as of their respective grant dates, which are either the date of approval or, if later, a future date specified in the applicable employment agreement. The exercise price of all stock options to purchase shares of our Common Stock is equal to the fair market value of our Common Stock on the grant date.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included by reference in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Steven L. Gerard, Chair (as of January 29, 2015, member since July 15, 2014)

Micheline Chau (as of October 22, 2014)

Charles A. Koppelman

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides information regarding compensation for our Chief Executive Officer, Chief Accounting Officer and Global Controller (principal financial officer) and each of our other three highest paid executive officers serving as such at December 31, 2014.

2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)		Option Awards(2) ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation(3) ($)		Total ($)
Sheldon G. Adelson	2014		$1,000,000	—		$1,825,000		$1,825,000		$3,712,026		$3,629,698		$11,991,724
Chairman of the Board, Chief Executive Officer and Treasurer	2013 2012	$ $	1,000,000 1,000,000	— —	$ $	912,500 1,825,000	$ $	1,825,000 1,825,000	$ $	6,688,741 2,933,974	$ $	3,577,640 3,100,972	$ $	14,003,881 10,684,946
Michael A. Leven	2014		$3,069,231	—		—		—		$2,901,000		$1,912,565		$7,882,796
Former President, Chief Operating Officer and Secretary	2013 2012	$ $	3,000,000 3,000,000	— —	$	— 7,167,000		— —	$ $	3,138,000 2,700,000	$ $	807,868 2,056,228	$ $	6,945,868 14,923,228
Robert G. Goldstein	2014		$1,500,000	—		—		$45,045,000		$1,450,500		$656,790		$48,652,290
President and Chief Operating Officer	2013 2012	$ $	1,500,000 1,500,000	— —	$	— 20,733,750		— —	$ $	1,569,000 1,350,000	$ $	449,621 585,666	$ $	3,518,621 24,169,416
Edward M. Tracy	2014		$1,500,000	—		—		—		$1,500,000		$535,726		$3,535,726
Former Chief Executive Officer and President, Sands China Ltd.	2013		$1,400,000	—		$5,286,970		—		$1,605,000		$323,853		$8,615,823
Michael A. Quartieri	2014		$475,000	—		—		—		$229,663		$1,324		$705,987
Senior Vice President, Chief Accounting Officer and Global Controller (principal financial officer)	2013		$401,081	—		$559,800		$353,400		$215,235		$1,384		$1,530,900

(1)

The amounts in this column are the grant date fair values of stock awards granted during the fiscal years ended December 31, 2012, 2013 and 2014 in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions with the exception of Mr. Leven’s 2012 grant, which is a performance-based restricted stock unit grant). The value of Mr. Leven’s 2012 award, assuming the highest level of performance conditions will be achieved, is $13,494,000. Assumptions used in the calculation of these amounts are reflected in Note 14 to the consolidated financial statements for the years ended December 31, 2012, 2013 and 2014 included in the Company’s 2014 Annual Report on Form 10-K. Mr. Tracy’s grant is for restricted share units of Sands China stock, which is traded on the Hong Kong Stock Exchange, and the grant date fair value was converted into U.S. dollars from Hong Kong dollars at the December 31, 2013 exchange rate of HKD7.754915:USD1.00.

(2)

The amounts in this column are the grant date fair values of option awards granted during the fiscal years ended December 31, 2012, 2013 and 2014 in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are reflected in Note 14 to the consolidated financial statements for the years ended December 31, 2012, 2013 and 2014 included in the Company’s 2014 Annual Report on Form 10-K. On December 9, 2014 at the time he signed his 2015 Employment Agreement and subject to, among other things, his continued employment by the Company, Mr. Goldstein received a grant of 2,225,000 stock options, of which 250,000 vest on December 9, 2015, 350,000 vest on December 9, 2016, 400,000 vest on December 9, 2017, 250,000 vest on December 9, 2018, and 1,000,000 vest on December 31, 2019.

(3)	Amounts included in “All Other Compensation” for 2014 are detailed in the following table.

All Other Compensation

Named Executive Officer	401(k) Plans ($)(i)	Life and Disability Insurance ($)(ii)	Health Care Insurance ($)(iii)	Other ($)(iv)(v)	Total ($)
Sheldon G. Adelson	—	$305	$79,370	$3,550,023	$3,629,698
Michael A. Leven	—	$300	$6,317	$1,905,948	$1,912,565
Robert G. Goldstein	$6,765	$5,993	$54,361	$589,671	$656,790
Edward M. Tracy	$77,666	—	—	$458,060	$535,726
Michael A. Quartieri	—	$1,324	—	—	$1,324

(i)

Amount listed for Mr. Goldstein is the matching contribution made under The Venetian Casino Resort LLC 401(k) Plan, which is a tax-qualified defined contribution plan that is generally available to our eligible employees. Amount listed for Mr. Tracy is the employer contribution made under Venetian Macau Limited’s provident retirement fund, which is generally available to all of Sands China’s permanent employees in Macao.

(ii)

Amounts imputed as income in connection with our payments in 2014 of premiums on group term life insurance and short-term disability insurance. A lower amount of group term life insurance is generally available to all salaried employees. Short-term disability insurance is also generally available to all salaried employees.

(iii)

During 2014, the executive officers participated in a group supplemental medical insurance program available only to certain of our senior officers. The supplemental insurance coverage is in excess of the coverage provided by our group medical plan. The amounts in the table represent premiums, administration fees and claims paid for 2014.

(iv)

The amount in the table for Mr. Adelson consists of (a) the Company’s cost of $3,270,807 to provide security to Mr. Adelson and his immediate family, (b) $136,016 for accrued dividends received upon the vesting of his restricted stock during 2014, (c) the annual reimbursement of professional fees of $100,000, and (d) the costs of an automobile provided to Mr. Adelson of $43,200 for 2014 pursuant to the terms of his employment agreement. The amount in the table for Mr. Leven consists of (a) $798,454 related to Mr. Leven’s personal use of aircraft based on the incremental cost to the Company, including the cost of fuel, catering, crew expenses, navigation fees, ground handling, unscheduled maintenance, ground transportation and air phones, (b) $690,000 for accrued dividends received upon the vesting of his restricted stock during 2014, (c) $366,591 for accrued vacation pay received during 2014, (d) a retirement gift (watch) with a cost of $40,943, and (e) country club dues. The amount in the table for Mr. Goldstein consists of (a) $536,250 for accrued dividends received upon the vesting of his restricted stock during 2014, (b) compensation of $36,431 related to travel expenses for Mr. Goldstein’s wife provided under his employment agreement, and (c) country club dues. The amount in the table for Mr. Tracy consists of (a) $322,239 for dividends received on Sands China restricted share units held during 2014, (b) compensation related to $69,958 of travel expenses for Mr. Tracy and his family provided for under his employment agreement, (c) the incremental cost of $45,362 for providing accommodation, food and beverage and other services while living at The Venetian Macao property, (d) personal security services provided to Mr. Tracy, and (e) country club dues.

(v)

Our executive officers, as well as certain other employees, are also entitled to use workout facilities at the Canyon Ranch Spa at The Venetian Resort Hotel Casino and The Palazzo Resort Hotel Casino in Las Vegas and to receive dry cleaning services. The Company requires these executives to reimburse it in full for personal use of these facilities and services. On certain occasions, an executive officer’s spouse or other immediate family member has accompanied the executive officer on business-related flights on aircraft that we own or lease or provide pursuant to time sharing agreements. The Company also permits certain of its named executive officers to use Company personnel for home repairs during business hours on a limited basis. The Company requires that these executives reimburse it in full for these services. There is no incremental cost to the Company for any of these benefits.

(4)	Mr. Leven retired on December 31, 2014.

(5)	Mr. Tracy retired on March 6, 2015.

2014 Grants of Plan-Based Awards

The following table presents information on potential payment opportunities in respect of 2014 performance for Messrs. Adelson, Leven, Goldstein, and Quartieri under our Executive Cash Incentive Plan and equity awards granted to them during 2014 under our 2004 Equity Award Plan. Mr. Tracy’s plan-based awards are under Sands China plans or programs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Sheldon G. Adelson	1/28/14					55,169	$75.26	$1,825,000
	1/28/14				24,249			$1,825,000
Base bonus		—	$1,934,472	$1,934,472
Annual bonus		—	$2,641,025	$5,282,050
Michael A. Leven
Annual bonus		—	$3,000,000	—
Robert G. Goldstein	12/9/14					2,250,000	$56.11	$45,045,000
Annual bonus		—	$1,500,000	—
Edward M. Tracy
Annual bonus		—	$1,500,000	—
Michael A. Quartieri
Annual bonus		—	$237,500	—

(1)

The amounts shown in these columns for Mr. Adelson represent a range of potential incentive payment opportunities for 2014 based on certain specified annualized EBITDA assumptions under his employment agreement and our Executive Cash Incentive Plan. Threshold amounts are not included in the table because, in accordance with his employment agreement, Mr. Adelson is not entitled to receive a base bonus payment unless the Company achieves the 2014 base bonus EBITDA performance target. Mr. Adelson is not entitled to receive an annual bonus payment unless the Company achieves at least 80% of the 2014 annual bonus EBITDA performance target. Under their employment agreements, Mr. Goldstein is, and Mr. Leven and Mr. Tracy were, eligible to receive discretionary bonuses based on the achievement of individual and company goals and objectives. In December 2013, Mr. Leven and Mr. Goldstein agreed that their 2014 bonuses would be based solely on the Company’s achievement of EBITDA-based performance objectives. Mr. Quartieri’s 2014 bonus was based on the achievement of individual and company goals and objectives in accordance with the Management Incentive Program. Messrs. Leven, Goldstein, Tracy and Quartieri were eligible to receive discretionary bonuses of 100%, 100%, 100% and 50%, respectively, of their annual base salaries, provided the threshold performance targets, to the extent set by the Compensation Committee (or, in Mr. Tracy’s case, the Sands China Remuneration Committee), are met. See the discussion below under “— Employment Agreements,” as well as above under “Compensation Discussion and Analysis—Elements of Executive Officer Compensation and Why We Chose to Pay Each Element—Short-term Incentives” for more information regarding bonus incentive awards.

(2)

Calculated based on the aggregate grant date fair value computed in accordance with accounting standards regarding share-based payments. For a discussion of the relevant assumptions used in the calculation of these amounts, see Note 14 to the consolidated financial statements for the year ended December 31, 2014 included in the Company’s 2014 Annual Report on Form 10-K.

Employment Agreements

The executive employment agreements and other arrangements provide for the payment of base salary, cash incentive bonuses and equity incentive awards as described below.

Mr. Adelson.    Mr. Adelson’s employment agreement provides for an annual base salary. He also is eligible for target base bonus and annual supplemental bonus payments and annual awards of options to purchase shares of Common Stock and shares of restricted stock as described under “Compensation Discussion and Analysis— Elements of Executive Officer Compensation and Why We Chose to Pay Each Element.”

Mr. Leven.    Mr. Leven’s Employment Agreement provided for an annual base salary and a grant of 300,000 restricted stock units. Mr. Leven also was eligible to receive an annual bonus with a target bonus of 100% of his base salary, or $3,000,000, in respect of his 2014 performance, subject to the achievement of performance targets to be established in accordance with the Company’s Management Incentive Program. In December 2013, Mr. Leven and the Company agreed that his 2014 bonus would be based solely on the Company’s achievement of EBITDA-based performance targets established by the Compensation Committee. Mr. Leven received the grant of 300,000 restricted stock units with the following vesting and settlement provisions on June 11, 2012:

•

If the average closing price on the NYSE of our Common Stock (the “Average Closing Price”) during the month of December 2013 was at least $50.00 per share then, on December 31, 2013, Mr. Leven would receive 100,000 shares of our restricted Common Stock, which would vest entirely on December 31, 2014.

•

If the Average Closing Price during the month of December 2014 was at least $60.00 per share, then, in addition to any shares deliverable pursuant to the clause above, on December 31, 2014, Mr. Leven would receive 100,000 shares of our unrestricted Common Stock.

•

If the Average Closing Price during the month of December 2014 was at least $70.00 per share then, in addition to any shares deliverable pursuant to any of the clauses above, on December 31, 2014, Mr. Leven would receive 100,000 shares of our unrestricted Common Stock.

•	Any restricted stock unit awards that did not vest as of December 31, 2014, would terminate and be immediately forfeited without any consideration payable.

The Average Closing Price of our Common Stock was greater than $50.00 per share during December 2013 and, accordingly, Mr. Leven received 100,000 restricted shares of our Common Stock on December 31, 2013, in settlement of 100,000 of his restricted stock units. The shares of restricted stock vested entirely on December 31, 2014. The Average Closing Price of our Common Stock did not exceed $60 during the month of December 2014, so the remaining 200,000 of Mr. Leven’s restricted stock units terminated and were forfeited on December 31, 2014.

Mr. Goldstein.    Mr. Goldstein’s Employment Agreement provided for an annual base salary and a grant of 375,000 shares of restricted stock. On March 8, 2012, Mr. Goldstein received the restricted stock, of which 20 percent (75,000 shares) vested on December 31, 2013 and 20 percent (75,000 shares) vested on December 31, 2014. The remaining 60 percent (225,000 shares) of the restricted stock grant vests on December 31, 2015. Mr. Goldstein also was eligible to receive a discretionary cash bonus of 100% of his base salary, or $1,500,000, in respect of his performance, subject to the achievement of performance targets to be established in accordance with the Company’s Management Incentive Program. In December 2013, Mr. Goldstein and the Company agreed that his 2014 bonus would be based solely on the Company’s achievement of EBITDA-based performance targets established by the Compensation Committee. On December 9, 2014, at the time he signed his 2015 Employment Agreement and subject to, among other things, his continued employment by the Company, Mr. Goldstein received a grant of 2,225,000 stock options, of which 250,000 vest on December 9, 2015, 350,000 vest on December 9, 2016, 400,000 vest on December 9, 2017, 250,000 vest on December 9, 2018, and 1,000,000 vest on December 31, 2019.

Mr. Tracy.    Mr. Tracy’s Employment Agreement provided for an annual base salary and a grant of 1,000,000 Sands China restricted share units. Mr. Tracy also was eligible to receive a discretionary cash bonus of 100% of his base salary, or $1,500,000, in respect of his performance, subject to his achievement of individual and Sands China performance goals. Mr. Tracy received the grant of 1,000,000 Sands China restricted share units on May 21, 2013. The grant was scheduled to vest in full on December 31, 2016, subject to, among other things, Mr. Tracy’s continued employment by Sands China on that date. In accordance with his Separation Agreement, Mr. Tracy’s restricted share units award agreement was amended to provide that 503,731 restricted share units vested on February 28, 2015 and the remaining 496,269 restricted share units will vest on December 31, 2016 at the end of his consulting agreement with Sands China. See “— Potential Payments Upon Termination or Change in Control” for additional information about Mr. Tracy’s Separation Agreement.

Mr. Quartieri.    Mr. Quartieri does not have an employment agreement with us.

For additional information about the employment agreements, see “Compensation Discussion and Analysis — Elements of Executive Officer Compensation and Why We Choose to Pay Each Element — Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth information concerning Las Vegas Sands Corp. stock options, shares of restricted stock and restricted stock units held by Messrs. Adelson, Leven, Goldstein and Quartieri and Sands China restricted share units held by Mr. Tracy at December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(11) ($)
Sheldon G. Adelson	—	12,639	(1)	$43.28	2/3/2021	47,734	(7)	$2,776,209
	—	25,711	(2)	$49.80	2/8/2022
	—	43,169	(3)	$51.08	1/28/2023
	—	55,169	(4)	$75.26	1/27/2024
Michael A. Leven	10,000	—		$112.64	12/16/2017
Robert G. Goldstein	53,254	—		$39.84	1/10/2016	225,000	(8)	$13,086,000
	30,988	—		$83.86	3/29/2017
	39,155	—		$70.84	3/28/2018
	300,000	—		$4.09	7/9/2019
	—	2,250,000	(5)	$56.11	12/8/2024
Edward M. Tracy	—	—				1,000,000	(9)	$4,917,363
Michael A. Quartieri	10,000	—		$79.60	11/9/2016	10,000	(10)	$581,600
	15,000	—		$66.85	4/22/2018
	6,000	—		$4.98	6/17/2019
	1,375	—		$11.56	10/26/2019
	5,125	—		$13.03	12/14/2019
	10,000	—		$13.34	2/22/2020
	14,250	—		$22.97	6/10/2020
	—	10,000	6)	$55.98	8/27/2023

(1)	The remaining unvested portion of this stock option grant vested on January 1, 2015.

(2)	The remaining unvested portion of this stock option grant vests in two equal installments on January 1, 2015 (which has vested) and January 1, 2016.

(3)	The remaining unvested portion of this stock option grant vests in three equal installments on January 1, 2015 (which has vested), January 1, 2016 and January 1, 2017.

(4)	The stock option grant vests in four equal installments on January 1, 2015 (which has vested), January 1, 2016, January 1, 2017 and January 1, 2018.

(5)

This stock option grant vests as follows: 250,000 options vest on December 9, 2015, 350,000 options vest on December 9, 2016, 400,000 options vest on December 9, 2017, 250,000 options vest on December 9, 2018 and 1,000,000 options vest on December 31, 2019.

(6)

The remaining unvested portion of this stock option grant as to 2,500 options vests on August 28, 2016, with the remaining unvested portion of this stock option grant as to 7,500 options vesting on August 28, 2017.

(7)

The remaining unvested portion of restricted stock awards as to 11,576 shares vested on January 1, 2015, the remaining unvested portion of restricted stock awards as to 11,909 shares vests in two equal installments on January 1, 2015 (which has vested) and January 1, 2016, with the remaining unvested portion of restricted stock awards as to 24,249 shares vesting in three equal installments on January 1, 2015 (which has vested), January 1, 2016 and January 1, 2017.

(8)	The remaining unvested portion of this restricted stock award vests on December 31, 2015.

(9)

The remaining unvested portion of this restricted stock unit award was scheduled to vest on December 31, 2016. Pursuant to Mr. Tracy’s Separation Agreement, his restricted stock unit award was amended to provide for accelerated vesting on February 28, 2015 of 503,731 of the restricted share units and the vesting of the remaining 496,269 restricted share units on December 31, 2016, at the end of his consulting agreement with Sands China Ltd. The underlying stock for this restricted share unit award is stock of Sands China Ltd. For additional information, see “— Potential Payments/Benefits Upon Termination of Employment for 2014 — Mr. Tracy.”

(10)	The remaining unvested portion of this restricted stock unit award vests on August 28, 2017.

(11)

Market value is determined based on the closing price of our Common Stock of $58.16 on December 31, 2014 as reported on the NYSE and equals the closing price multiplied by the number of shares underlying the grants for Messrs. Adelson, Leven, Goldstein and Quartieri. For Mr. Tracy, market value is determined based on the closing price of Sands China’s stock of HKD38.15 on December 31, 2014 as reported on the Hong Kong Stock Exchange and equals the closing price multiplied by the number of shares underlying the grant, which was then converted into U.S. dollars from Hong Kong dollars at the December 31, 2014 exchange rate of HKD7.758224:USD1.00.

Option Exercises and Stock Vested in 2014

The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock awards by the named executive officers during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Sheldon G. Adelson	77,653	$3,497,290	30,747	$2,425,016
Michael A. Leven	760,000	$54,719,060	100,000	$5,816,000
Robert G. Goldstein	262,620	$17,376,482	75,000	$4,362,000
Edward M. Tracy	—	—	—	—
Michael A. Quartieri	—	—	—	—

(1)

Market value on each vesting date is determined based on the closing price of our Common Stock as reported on the NYSE on the applicable vesting date (or the last trading date before the vesting date if the vesting date falls on a non-trading date) and equals the closing price multiplied by the number of vested shares.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The employment agreements for Messrs. Adelson, Leven, Goldstein and Tracy in effect on December 31, 2014 provide or provided for payments and the continuation of benefits upon certain terminations of employment and/or if there is a change in control of the Company. All payments under the executive employment agreements for Messrs. Adelson, Leven and Goldstein in connection with a termination of employment are subject to the applicable named executive officer’s agreement to release the Company from all claims relating to his employment and the termination of his employment. Mr. Adelson and Mr. Goldstein are, and Mr. Tracy was, also subject to covenants restricting their ability to compete with the Company or to hire Company employees for a specified period following termination of employment. The following summaries are qualified in all respects by the terms of the applicable employment agreements and applicable law.

Mr. Adelson

In the event of a termination of Mr. Adelson’s employment for cause (as defined below) or his voluntary termination (other than for good reason (as defined below)), all of his salary and benefits will immediately cease (subject to any requirements of law).

In the event of a termination of Mr. Adelson’s employment by us without cause or a voluntary termination by Mr. Adelson for good reason (as defined below) other than during the two year period following a change in control (as defined in the Company’s 2004 Equity Award Plan and below), we will be obligated to pay or provide Mr. Adelson with:

•	all accrued and unpaid base salary and bonus(es) through the date of termination;

•

his salary and base bonus, if applicable, for the remainder of the term of his employment agreement or, if he becomes employed elsewhere, the difference, if any, between 50% of the salary and bonus compensation earned in such other employment and the salary and base bonus, if applicable, payable under his employment agreement with us;

•	a pro rata annual bonus for the year of termination of employment at the time the bonus would normally be paid;

•	full vesting of all unvested options and restricted stock outstanding on the date of termination of employment; and

•	continued health and welfare benefits for the remainder of the term of the employment agreement (or, if earlier, until he receives health and welfare coverage from a subsequent employer).

In the event of a termination of Mr. Adelson’s employment by us without cause or a termination by Mr. Adelson for good reason within the two-year period following a change in control or Mr. Adelson’s voluntary termination at any time during the one-year period following a change in control, we will be obligated to pay or provide Mr. Adelson with:

•	all accrued and unpaid base salary and bonus(es) through the date of termination;

•	a lump sum payment of two times his salary plus, if applicable, his target base bonus and target annual supplemental bonus for the year of termination;

•	full vesting of all unvested options and restricted stock awards outstanding on the date of termination of employment;

•	a pro rata target base bonus and target annual supplemental bonus for the year of termination of employment; and

•	continued health and welfare benefits for two years following termination (or, if earlier, until Mr. Adelson receives health and welfare coverage from a subsequent employer).

However, if the change in control does not satisfy the definition of a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation, pursuant to Section 409A of the Code, then the payment of two times salary plus base bonus will be paid ratably for the remainder of the term of the employment agreement and the pro rata annual bonus for the year of termination will be paid at the same time annual bonuses would normally be paid to other executive officers of the Company.

In the case of a termination of Mr. Adelson’s employment due to his death or disability (as defined in his employment agreement), Mr. Adelson (or his estate) will be entitled to receive:

•	all accrued and unpaid base salary and bonus(es) through the date of termination;

•

continued payments of salary and, if applicable, base bonus, less any applicable disability short term insurance payments, for a period of twelve months following the date of termination of employment;

•

accelerated vesting of options and restricted stock awards such that all such options and awards that would have vested during the twelve month period following the date of termination will become vested as of the date of termination of employment; and

•	a pro rata annual bonus payable at the time the bonus would normally be paid.

In the event of a termination of Mr. Adelson’s employment due to his retirement or a non-renewal termination, we will be obligated to pay or provide Mr. Adelson with:

•	all accrued and unpaid base salary and bonus(es) through the date of termination;

•	in the case of his retirement, a pro rata annual bonus for the year of termination of employment at the time the bonus would normally be paid; and

•

continued vesting of all equity awards (including incentive awards granted under his employment agreement) in accordance with their terms so that all such awards continue to vest at the same rate as if Mr. Adelson had remained employed by the Company.

If Mr. Adelson terminates his employment on or after the last day of a fiscal year but before the actual grant date of the restricted stock award for that fiscal year, he will be granted a fully vested award for that fiscal year on the date the award would have otherwise been made (and subject to the applicable performance target being achieved) equal to the number of shares he would have been awarded multiplied by the following applicable percentage:

•	0% if the termination was for cause or a voluntary termination (other than for good reason or retirement);

•	33 1/3% if the termination was due to death or disability; and

•	100% if the termination is by us without cause or by the executive for good reason or due to retirement.

In addition, Mr. Adelson is subject to covenants restricting his ability to compete with the Company or to hire Company employees for a specified period following termination of his employment.

Definitions.    The terms “cause,” “good reason” and “change in control” are defined in Mr. Adelson’s employment agreement as follows:

Mr. Adelson may be terminated by the Company for “cause” if:

•

he is convicted of a felony, misappropriates any material funds or material property of the Company, its subsidiaries or affiliates, commits fraud or embezzlement with respect to the Company, its subsidiaries or affiliates or commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates;

•	he uses alcohol or drugs that render him materially unable to perform the functions of his job or carry out his duties to the Company and fails to correct his behavior following written notice;

•	he materially breaches his employment agreement and fails to correct the breach following written notice;

•

he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company, its subsidiaries or affiliates; or

•

his gaming license is revoked or suspended by Nevada gaming authorities and he fails to correct the situation following written notice; provided, that in the event that the revocation or suspension occurs without there having been any fault on his part, the termination will be treated in the same manner as a termination due to disability instead of for “cause.”

Mr. Adelson may terminate his employment with the Company for “good reason” if:

•

the Company fails to maintain him as Chairman of the Board of Directors and Chief Executive Officer, unless the Board determines that these positions must be held by someone other than Mr. Adelson due to applicable statutory, regulatory or stock exchange requirements, or if this practice is common among companies of similar size in similar industries to us, and the Board determines that this practice constitutes best practices of corporate governance;

•	the Company reduces his base salary;

•	subject to specified exceptions, the Company reduces his target base bonus, target annual bonus or target incentive award opportunity;

•

there is a material change in his duties and responsibilities that would cause his position to have less dignity, importance or scope than intended at the time of the agreement, except for changes resulting from a transaction in which the Company becomes a subsidiary of another company, so long as his duties and responsibilities are not materially changed as they relate solely to the Company; or

•	the Company materially breaches the employment agreement.

A “change in control” occurs upon:

•

the acquisition by any individual, entity or group of beneficial ownership of 50% or more (on a fully diluted basis) of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a change in control: (I) any acquisition by the Company or any affiliate (as defined), (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any affiliate, (III) any acquisition by Mr. Adelson or any related party (as defined) or any group of which Mr. Adelson or a related party is a member, (IV) certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction that do not result in a change of ultimate control of more than 50% of the total voting power of the resulting entity or the change in a majority of the board of directors, or (V) in respect of an executive officer, any acquisition by the executive officer or any group of persons including the executive officer (or any entity controlled by the executive officer or any group of persons including the executive officer);

•

the incumbent members of the board of directors on the date that the agreement was approved by the incumbent directors or directors elected by stockholder vote (other than directors elected as the result of an actual or threatened election contest) cease for any reason to constitute at least a majority of the board;

•	the Company’s dissolution or liquidation;

•	the sale, transfer or other disposition of all or substantially all of the Company’s business or assets other than any sale, transfer or disposition to Mr. Adelson or one of his related parties; or

•

the consummation of certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction unless, immediately following any such business combination there is no change of ultimate control of more than 50% of the total voting power of the resulting entity or change in a majority of the board of directors.

Mr. Leven

Mr. Leven’s Employment Agreement provided that in the event that his employment was terminated by the Company (other than for cause as defined in his Employment Agreement and below) or by reason of his death or disability or if Mr. Leven terminated his employment for good reason (as defined in his Employment Agreement and below), then he would be entitled to receive:

•	his accrued and unpaid base salary and bonus(es) through the date of termination;

•	a lump sum cash payment of 50% of the base salary he would have received had he remained employed through the remainder of the term of his Employment Agreement; and

•

continued participation in the health and welfare benefit plans of the Company during the remainder of the term of his agreement (or, if earlier, until he receives health and welfare coverage with a subsequent employer).

In addition, Mr. Leven’s Employment Agreement was amended in 2013 to provide that if Mr. Leven’s employment was terminated (a) prior to the expiration of the term of his Employment Agreement because the Company discharged him (other than for cause), he terminated his employment for good reason or his employment was terminated due to his death or disability, or (b) his employment terminated by reason of expiration of the term of his Employment Agreement, then the 300,000 restricted stock units granted to him on June 11, 2012 under his Employment Agreement would remain outstanding and be eligible to be earned and vest if the appropriate performance targets were satisfied without regard to Mr. Leven’s continued employment by the Company.

Definitions.    The terms “cause” and “good reason” were defined in Mr. Leven’s Employment Agreement as follows:

Mr. Leven may be terminated by the Company for “cause” if the Board, at a duly noticed meeting, has determined that one or more of the following events has occurred:

•

he is convicted of a felony, misappropriation of any material funds or material property of the Company or any of its affiliates, commits fraud or embezzlement with respect to the Company or any of its affiliates or commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company or any of its affiliates;

•

he uses alcohol or drugs in a manner that renders him materially unable to perform the functions of his job or carry out his duties to the Company and fails to correct his behavior following written notice;

•

he materially breaches his Employment Agreement and the breach is likely to cause a material adverse effect on the business of the Company or any of its affiliates and fails to correct the breach following written notice; or

•

he commits any act or acts of serious and bad faith willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates.

Mr. Leven may terminate his employment with the Company for “good reason” if:

•	the Company materially breaches his Employment Agreement;

•	the Company reduces his base salary;

•	the Company reduces his target bonus;

•	there is a material change in his duties and responsibilities that would cause his position to have less dignity, importance or scope than intended on the date of the employment agreement; or

•	Sheldon G. Adelson is not serving as the Company’s Chief Executive Officer and Chairman of the Board (unless Mr. Adelson’s current spouse is serving in such capacities).

Mr. Leven’s Employment Agreement also was amended in 2013 to eliminate payments upon the occurrence of a change in control of the Company and eliminate excise tax gross-up payments.

Mr. Goldstein

Mr. Goldstein’s Employment Agreement (which was effective until December 31, 2014) provided, and his 2015 Employment Agreement (which was effective as of January 1, 2015) provides, that, in the event that his employment was terminated by the Company for cause (as defined in his Employment Agreement, his 2015 Employment Agreement and below), then Mr. Goldstein would be be entitled to receive:

•	base salary through the date of termination of employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event that Mr. Goldstein’s employment was terminated by the Company without cause (and other than due to his death or disability), then, pursuant to his both his Employment Agreement and his 2015 Employment Agreement, Mr. Goldstein would be entitled to receive:

•	continuation of his base salary for twelve months following termination of employment (or, if shorter, the remainder of the initial term of his employment agreement);

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

Under his 2015 Employment Agreement, Mr. Goldstein also would be entitled to the above payments and benefits if he terminates his employment for good reason (as defined in his 2015 Employment Agreement).

In the event that Mr. Goldstein terminated his employment with the Company following a change in control (as defined in the description of Mr. Adelson’s employment agreement above), then, pursuant to his Employment Agreement, he would be entitled to receive:

•	all accrued and unpaid base salary and previously earned bonus(es) through the date of termination;

•	a lump sum payment of two (2) times his base salary;

•

prorated vesting of the grant of 375,000 shares of restricted stock granted to Mr. Goldstein on March 8, 2012 under his Employment Agreement for a termination of his employment in any of the 2013, 2014 or 2015 calendar years; and

•

continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination.

Under Mr. Goldstein’s 2015 Employment Agreement, he is permitted to terminate his employment with the Company following a change in control (as defined in the description of Mr. Adelson’s employment agreement above) provided that his termination of employment may not be effective until 12 months following the change in control. Under those circumstances, he would be entitled to receive:

•	all accrued and unpaid base salary and previously earned bonus(es) through the date of termination;

•	a lump sum payment of two (2) times his base salary;

•

accelerated vesting of the grant of 375,000 shares of restricted stock granted to Mr. Goldstein on March 8, 2012 under his Employment Agreement and 2,225,000 stock options granted to Mr. Goldstein on December 9, 2014 under his 2015 Employment Agreement; and

•

continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination.

In the event that Mr. Goldstein voluntarily terminated his employment with the Company, he would be entitled to receive:

•	base salary through the date of termination of employment;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

In the event that Mr. Goldstein’s employment with the Company was terminated due to his death or disability, then, pursuant to his Employment Agreement, Mr. Goldstein or his estate, as the case may be, would be entitled to receive:

•

continuation of his base salary for twelve months following termination of employment (or, if shorter, the remainder of the initial term of his Employment Agreement), less any short term disability insurance proceeds he receives during such period in the event termination of his employment is due to his disability;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company;

•

prorated vesting of the grant of 375,000 shares of restricted stock granted to Mr. Goldstein on March 8, 2012 under his Employment Agreement for a termination of his employment in any of the 2013, 2014 or 2015 calendar years; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

Under his 2015 Employment Agreement, in the event that Mr. Goldstein’s employment with the Company is terminated due to his death or disability, then Mr. Goldstein or his estate, as the case may be, would be entitled to receive:

•

continuation of his base salary for twelve months following termination of employment (or, if shorter, the remainder of the initial term of his 2015 Employment Agreement), less (1) any short term disability insurance proceeds he receives during such period in the event termination of his employment is due to his disability and (2) any life insurance proceeds Mr. Goldstein’s estate receives from company-paid life insurance policies;

•	reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company;

•

accelerated vesting of the grant of 375,000 shares of restricted stock granted to Mr. Goldstein on March 8, 2012 under his Employment Agreement for the portion of the restricted stock award that would have vested during the 12-month period following the date of termination; and

•

accelerated vesting of the grant of 2,225,000 stock options granted to Mr. Goldstein on December 9, 2014 under his 2015 Employment Agreement for a termination of his employment in the 2019 calendar year for that portion of the stock option grant that would have vested during the 2019 calendar year; and

•	such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs.

Definitions.    The term “cause” was defined in Mr. Goldstein’s Employment Agreement and his 2015 Employment Agreement as follows:

Mr. Goldstein may be terminated by the Company for “cause” if:

•	he is convicted of a felony or misappropriates any material funds or material property of the Company, its subsidiaries or affiliates;

•	he commits fraud or embezzlement with respect to the Company, its subsidiaries or affiliates;

•

he commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates;

•	he uses alcohol or drugs that render him materially unable to perform the functions of his job or to carry out his duties to the Company and he fails to correct the situation following written notice;

•	he commits a material breach of his employment agreement and he fails to correct the situation following written notice;

•

he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company, its subsidiaries or affiliates; or

•	his gaming license is withdrawn with prejudice, denied, revoked or suspended by the Nevada gaming authorities and he fails to correct the situation following written notice.

The term “Good Reason” is defined in Mr. Goldstein’s 2015 Employment Agreement to mean: the occurrence of any of the following without Mr. Goldstein’s consent:

•	the Company’s removal of Mr. Goldstein from the position of President and Chief Operating Officer of the Company; or

•

any other material adverse change in Mr. Goldstein’s status, position, duties or responsibilities (which shall include any adverse change in the reporting relationships described in his 2015 Employment Agreement) which is not cured within thirty (30) days after written notice thereof is delivered by Mr. Goldstein to the Company.

Mr. Tracy

Mr. Tracy’s Employment Agreement (which was effective until his retirement on March 6, 2015) provided that in the event that Mr. Tracy’s employment was terminated by Sands China for cause (as defined in his Employment Agreement and below) or because of his voluntary termination of employment, then Mr. Tracy would be entitled to receive:

•	base salary through the date of termination of employment;

•

reimbursement for reasonable business expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by Sands China and applicable Sands China policies and procedures regarding reimbursement of business expenses; and

•	repatriation expenses for Mr. Tracy and his wife.

Under his Employment Agreement, in the event that Mr. Tracy terminated his employment with Sands China without cause (other than for good reason), then Mr. Tracy was required to provide three months’ notice in writing or pay the equivalent of three months’ salary as payment in lieu of actual notice, and would also be entitled to receive:

•	base salary through the date of termination of employment;

•

reimbursement for reasonable business expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by Sands China and applicable Sands China policies and procedures regarding reimbursement of business expenses; and

•	repatriation expenses for Mr. Tracy and his wife.

In the event that Mr. Tracy’s employment was terminated due to his death, then, pursuant to his Employment Agreement, Mr. Tracy’s heirs would be entitled to receive:

•	base salary through the date of termination of employment;

•

reimbursement for reasonable business expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by Sands China and applicable Sands China policies and procedures regarding reimbursement of business expenses;

•	repatriation expenses;

•	prorated vesting of his 2013 grant of 1,000,000 Sands China restricted share units;

•	six months of his base salary, payable in a lump sum; and

•	prorated bonus for the year of termination when and if the bonus for the year will be awarded to other Sands China executives.

Under Mr. Tracy’s Employment Agreement, in the event that his employment was terminated by Sands China due to his disability, then Mr. Tracy would be entitled to receive:

•	base salary through the date of termination of his employment;

•

reimbursement for reasonable business expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by Sands China and applicable Sands China policies and procedures regarding reimbursement of business expenses;

•	repatriation expenses for Mr. Tracy and his wife;

•	prorated vesting of his 2013 grant of 1,000,000 Sands China restricted share units;

•	six months of his base salary, payable in a lump sum;

•	prorated bonus for the year of termination when and if the bonus for the year will be awarded to other Sands China executives; and

•	health insurance coverage for 12 months.

In the event that Mr. Tracy’s employment was terminated by Sands China without cause or Mr. Tracy terminated his employment with Sands China for good reason, then, pursuant to his Employment Agreement, Mr. Tracy would be entitled to receive:

•	base salary through the date of termination of his employment;

•

reimbursement for reasonable business expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by Sands China and applicable Sands China policies and procedures regarding reimbursement of business expenses;

•	repatriation expenses for Mr. Tracy and his wife;

•	prorated vesting of his 2013 grant of 1,000,000 Sands China restricted share units;

•	six months of his base salary, payable in a lump sum;

•	prorated bonus for the year of termination when and if the bonus for the year will be awarded to other Sands China executives; and

•	health insurance coverage for 18 months.

Definitions.    The terms “cause,” “disability,” “good reason” and “change in control” were defined in Mr. Tracy’s Employment Agreement as follows:

Mr. Tracy may be terminated by Sands China for “cause” for :

•	his failure to follow lawful and reasonable directions communicated to him by his supervisor or the company’s president;

•	his engaging in conduct which is materially injurious to Sands China, monetarily or otherwise;

•	his conviction of a plea of nolo contendere, a guilty plea or his confession to an act of fraud, misappropriation or embezzlement or to a felony;

•	his habitual drunkenness or use of illegal substances;

•	his material breach of his employment agreement;

•	an act of neglect or misconduct which Sands China, at its sole discretion, deems to be good and sufficient cause;

•	any material act, or failure to act (including disclosure of confidential information), that is likely to seriously prejudice the business or reputation of Sands China or its affiliates;

•	any material act, or failure to act, which brings serious disrepute upon Mr. Tracy, either personally or professionally;

•	any material violation of any law, rule or regulation of any governmental or regulatory body material to the business of Sands China or its affiliates;

•	the failure to obtain, or loss, revocation or suspension of any license or certification of Mr. Tracy’s necessary for him to discharge duties on behalf of Sands China;

•	his material failure to abide by the policies and procedures, including, without limitation, the Sands China or its affiliates, as appropriate, policy against harassment;

•	his death;

•	his disability (as defined below); or

•	any other facts that the Macao Labour Law qualifies as just cause for rescission by Sands China.

The term “disability” was defined as Mr. Tracy’s inability to perform, for a period of 45 days, the essential functions of the position by reason of permanent mental or physical disability, whether resulting from illness, accident or otherwise.

The term “good reason” was defined as (i) a material breach of his employment agreement by Sands China; (ii) a reduction in Mr. Tracy’s base salary; (iii) a material change in the duties and responsibilities of office that would cause Mr. Tracy’s position to have less dignity, importance or scope than intended at the effective date of his employment agreement; or (iv) a “change of control” (as defined in the Sands China Ltd. Equity Award Plan and below); provided, however, that “good reason” shall not be deemed to occur solely as a result of a transaction in which Sands China becomes a subsidiary of another company, assuming no “change of control,” so long as Mr. Tracy’s duties and responsibilities of office are not materially changed as they relate solely to Sands China. If Mr. Tracy determines that good reason exists for termination of his employment agreement and his employment with Sands China for any of the reasons described above in this paragraph, Mr. Tracy shall provide Sands China with written notice of his intention to terminate his employment with a reasonably detailed description of the alleged grounds for termination. Sands China shall have 30 business days within which to cure the alleged grounds for termination.

A “change in control” occurs upon:

•

the acquisition by any individual, entity or group of beneficial ownership of 50% or more (on a fully diluted basis) of either the then outstanding ordinary shares of Sands China (the “shares”) or the combined voting power of the then outstanding voting securities of Sands China entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a change in control: (I) any acquisition by Sands China or any subsidiary (as defined), (II) any acquisition by any employee benefit plan sponsored or maintained by Sands China or any subsidiary, (III) any acquisition by Sheldon G. Adelson or any related party (as defined) or any group of which Mr. Adelson or a related party is a member, (IV) certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction that do not result in a change of ultimate control of more than 50% of the total voting power of the resulting entity or the change in a majority of the Sands China board of directors, (V) in respect of an executive officer, any acquisition by the executive officer or any group of persons including the executive officer (or any entity controlled by the executive officer or any group of persons including the executive officer);

•

the incumbent members of the board of directors of Sands China on the date the agreement was approved by the incumbent directors of Sands China or directors elected by stockholder vote cease for any reason to constitute at least a majority of the board of directors of Sands China;

•	the dissolution or liquidation of Sands China;

•

the sale, transfer or other disposition of all or substantially all of the business or assets of Sands China, other than any such sale, transfer or other disposition to Mr. Adelson or one of his related parties; or

•	the consummation of certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction involving Sands China, unless immediately following any such business combination there is no change of ultimate control of more than 50% of the total voting power of the resulting entity or change in a majority of the board of directors of Sands China.

Mr. Quartieri

Mr. Quartieri does not have an employment agreement with us and is not entitled to payments upon termination or change in control.

2004 Equity Award Plan

In the event of a change in control (as defined above in the definition of change in control in the employment agreements for Messrs. Adelson, Leven and Goldstein and in the 2004 Equity Award Plan), if our Compensation Committee so determines:

•	all outstanding options and equity (other than performance compensation awards) issued under the 2004 Equity Award Plan shall fully vest; and

•	outstanding awards may be cancelled and the value of the awards paid to the participants in connection with a change in control.

In addition, performance compensation awards shall vest based on the level of attainment of the performance goals as determined by the Compensation Committee.

Potential Payments/Benefits Upon Termination of Employment for 2014

The table below sets forth information about the potential payments and benefits our named executive officers who were employed by the Company on December 31, 2014 may receive under their employment agreements or other arrangements, as in effect on December 31, 2014, upon the termination of their employment with the Company. The amounts shown in the table below are estimates of the payments that each named executive officer would receive in certain instances assuming a hypothetical employment termination date of December 31, 2014. The amounts actually payable will be determined only upon the termination of employment of each named executive officer, taking into account the facts and circumstances surrounding the named executive officer’s termination of employment, and are qualified in all respects by the terms of the applicable employment agreements and applicable law.

The information in the table assumes that:

•	amounts included as bonus payments for 2015 performance are target amounts based on the achievement of performance goals;

•	the named executive officer did not become employed by a subsequent employer; and

•	equity awards vest fully upon a change in control, if provided in the applicable employment agreement.

Name	Cash Payments	Acceleration of Restricted Stock(1)	Acceleration of Options(2)	Continued Health Benefits	Total
Sheldon G. Adelson
-Without Cause/For Good Reason	$5,185,863	$4,601,209	$708,649	$10,000	$10,505,721
-Change in Control	$15,726,491	$4,601,209	$708,649	$20,000	$21,056,349
-Death/Disability	$5,313,023	$2,098,044	$397,410	—	$7,808,477
Michael A. Leven(3)
-Without Cause/For Good Reason	—	—	—	—	—
-Change in Control	—	—	—	—	—
-Death/Disability	—	—	—	—	—
Robert G. Goldstein
-Without Cause/For Good Reason	$1,500,000	—	—	—	$1,500,000
-Change in Control	$4,569,000	$7,371,248	—	$20,000	$11,960,248
-Death/Disability	$1,500,000	$7,371,248	—	—	$8,871,248
Edward M. Tracy(4)
-Without Cause/For Good Reason	$2,250,000	$2,194,187	—	—	$4,444,187
-Change in Control	$2,250,000	$2,194,187	—	—	$4,444,187
-Death/Disability	$2,250,000	$2,194,187	—	—	$4,444,187
Michael A. Quartieri
-Without Cause/For Good Reason	—	—	—	—	—
-Change in Control	—	—	—	—	—
-Death/Disability	—	—	—	—	—

(1)

Reflects (a) the grants of restricted stock for 2014 that are earned and vest pursuant to the applicable employment agreement and (b) the value of accelerated vesting of restricted stock, based on the closing price of our Common Stock on December 31, 2014 (the last trading day of 2014) of $58.16 per share. Of the amounts shown in the table, restricted stock with a value of $1,489,710 for Mr. Adelson vested during the period from January 1, 2015 through the date of this proxy statement and, accordingly, will not be accelerated in the event of a termination of employment for this executive officer. For Mr. Tracy, the value of his accelerated vesting of restricted stock units is based on the closing price of Sands China’s stock of HKD38.15 on December 31, 2014 (the last trading day of 2014) as reported on the Hong Kong Stock Exchange and was converted into U.S. dollars from Hong Kong dollars at the December 31, 2014 exchange rate of HKD7.758224:USD1.00.

(2)

Reflects the value of accelerated vesting of options equal to the excess of (a) the closing price of our Common Stock on December 31, 2014 (the last trading day of 2014) of $58.16 per share over (b) the applicable exercise price of the options. Of the amounts shown in the table, options with a value of $397,410 for

Mr. Adelson vested during the period from January 1, 2015 through the date of this proxy statement and, accordingly, will not be accelerated in the event of a termination of employment for this executive officer.

(3)

Mr. Leven retired from the Company on December 31, 2014, the end of the scheduled term of his Employment Agreement. He did not receive severance payments or other benefits from the Company under the terms of his Employment Agreement. Mr. Leven received a discretionary retirement gift with a value of $40,943, as described above in footnote (3) to the Summary Compensation Table.

(4)

Mr. Tracy retired from Sands China in March 2015. The table above describes the payments Mr. Tracy would have received under his Employment Agreement, assuming a hypothetical termination of his employment on December 31, 2014. In connection with his retirement, Mr. Tracy and Sands China entered into his Separation Agreement, which is described below.

Mr. Tracy

Mr. Tracy and Sands China entered into his Separation Agreement in connection with his retirement from Sands China. Under Mr. Tracy’s Separation Agreement, he has received or will receive:

•	a lump sum payment of $1,500,000, subject to applicable tax withholding and payroll deductions;

•

an amendment of his restricted share units award agreement to provide for accelerated vesting on February 28, 2015 of 503,731 of the restricted share units granted to him in May 2013 under his Employment Agreement and the vesting of the remaining 496,269 restricted share units on December 31, 2016, at the end of his consulting agreement with Sands China described below;

•

in connection with the accelerated vesting of 503,731 of his restricted share units and in lieu of delivering the shares, a lump sum payment of $2.08 million, representing the average price of these shares on March 6, 2015 less applicable payroll deductions;

•	continued exercisability of any Sands China stock options were vested as of March 6, 2015, until 90 days following the end of Mr. Tracy’s consultancy agreement with Sands China;

•	a payout of 100% of his accrued provident fund;

•	his 2014 bonus, payable when (and if) such bonuses are paid;

•	a consultancy agreement pursuant to which Mr. Tracy will be engaged by Sands China as a consultant for the period from March 7, 2015 through December 31, 2016 and will be paid $250,000 per year;

•	health insurance through the consultancy agreement with COBRA eligibility thereafter; and

•	repatriation expenses to the United States for Mr. Tracy and his wife.

DIRECTOR COMPENSATION

During 2014, each of our non-employee directors received an annual cash retainer of $75,000 and an annual grant of, at each non-employee director’s election, either restricted stock or restricted stock units equal in value to $75,000. The restricted stock and restricted stock units are subject to a one year forfeiture period and the shares may not be sold until the director retires from the Board (except to the extent necessary to cover taxes incurred as a result of the vesting of the restricted stock or restricted stock units). In 2014, Messrs. Ader, Chafetz, Chaltiel, Forman, Koppelman, and Jamieson each received 984 shares of restricted stock and Mr. Schwartz received 984 restricted stock units. In addition, each non-employee director receives a one-time grant of options upon becoming a non-employee director with an aggregate value of $100,000 on the date of grant (based on the Black-Scholes option valuation model). The stock options vest in five equal installments on each of the first five anniversaries of the date of grant. In 2014, Ms. Chau, Mr. Gerard and Mr. Jamieson received options to purchase 6,215, 4,336 and 3,735 shares of our Common Stock, respectively, upon becoming non-employee directors of our Company. The restricted stock, restricted stock units and options are granted to the directors pursuant to our 2004 Equity Award Plan.

Effective January 1, 2015, each non-employee director will receive an annual cash retainer of $100,000 and an annual grant of restricted stock equal in value to $100,000.

We pay non-employee directors $1,500 for each meeting of the Board that they attend ($750 for telephonic meetings). We pay non-employee directors who are members of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Compliance Committee $1,000 for each committee meeting that they attend ($500 for telephonic meetings). During 2014, we paid an annual retainer of $50,000 to the chairperson of the Audit Committee and an annual retainer of $15,000 to each member of the Audit Committee. We also paid an annual retainer of $15,000 to the chairpersons of the Compensation Committee, the Nominating and Governance Committee and the Compliance Committee, and an annual retainer of $5,000 to each member of these committees. Effective January 1, 2015, the chairperson of the Audit Committee will receive an annual retainer of $25,000.

Non-employee directors may defer cash compensation payments into the Company’s Non-Employee Director Deferred Compensation Plan. None of the non-employee directors has elected to defer any payments to date. Non-employee directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meeting attendance.

In 2014, the Compensation Committee retained AETHOS Consulting Group for advice on compensation-related matters, including a review of director compensation. AETHOS Consulting Group provided advice on director compensation during 2014. The Compensation Committee may, in its discretion, seek the advice of our chief executive officer or any of our other executive officers, in determining or recommending the amount or form of compensation for our outside directors.

2014 Director Compensation Table

The following table describes the compensation arrangements with our non-employee directors for 2014.

Name	Fees Earned ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Jason N. Ader	$142,658	$74,961	—	$2,026	$219,645
Irwin Chafetz	$112,750	$74,961	—	$2,026	$189,737
Victor Chaltiel(4)	$70,201	$74,961	—	$2,518	$147,680
Micheline Chau(5)	$21,918	—	$100,000	—	$121,918
Charles D. Forman(10)	$87,750	$74,961	—	$2,026	$164,737
Steven L. Gerard(6)	$60,446	—	$100,000	—	$160,446
George Jamieson(7)	$81,522	$74,961	$100,000	—	$256,483
George P. Koo(8)	$50,929	—	—	$2,026	$52,955
Charles A. Koppelman	$129,250	$74,961	—	$2,026	$206,237
Jeffrey H. Schwartz(9)(10)	$117,946	$74,961	—	$4,317	$197,224
Irwin A. Siegel(10)(11)	$67,214	—	—	$2,026	$69,240

(1)

The amounts in this column are the grant date fair values of stock awards granted during the fiscal year ended December 31, 2014, as determined in accordance with accounting standards regarding share-based payments. Assumptions used in the calculation of these amounts are reflected in Note 14 to the consolidated financial statements for the year ended December 31, 2014 included in the Company’s 2014 Annual Report on Form 10-K. The restricted stock or stock units vest on the first anniversary of the date of grant, if the director is still serving on the Board on the vesting date. As of December 31, 2014, Messrs. Ader, Chafetz, Forman, Jamieson, and Koppelman each held 984 unvested shares of restricted stock that will vest on June 4, 2015.

(2)

As of December 31, 2014, Mr. Ader, Mr. Chafetz, Mr. Chaltiel, Ms. Chau, Mr. Forman, Mr. Gerard, Mr. Jamieson, and Mr. Koppelman held options to acquire 57,051, 39,970, 736, 6,215, 35,000, 4,336, 3,735, and 2,930 shares of our Common Stock, respectively. This included 25,000 options held by Mr. Ader, Mr. Chafetz and Mr. Forman that vested in four equal installments on each of the first four anniversaries of the February 23, 2010 date of grant. The remaining 32,051 options held as of December 31, 2014 by Mr. Ader, 14,970 options held by Mr. Chafetz, 736 options held by Mr. Chaltiel, 6,215 options held by Ms. Chau, 18,349 options held by Mr. Forman, 4,336 options held by Mr. Gerard, 3,735 options held by Mr. Jamieson, and 2,930 options held by Mr. Koppelman vest (or have vested) in five equal installments on each of the first five anniversaries of the respective dates of grant.

(3)	The amounts in this column are for accrued dividends received upon the vesting of restricted stock and restricted stock units during 2014.

(4)	Mr. Chaltiel’s service on the Board ended upon his death in August 2014.

(5)	Ms. Chau was elected to the Board in October 2014.

(6)	Mr. Gerard was elected to the Board in July 2014.

(7)	Mr. Jamieson was elected to the Board in July 2014.

(8)	Mr. Koo retired from the Board at the end of his term of office in June 2014.

(9)	Mr. Schwartz’s service on the Board ended upon his death in November 2014.

(10)	The amounts in the table exclude fees paid by Sands China to Messrs. Forman, Schwartz and Siegel in connection with their service as members of the Board of Directors of Sands China Ltd.

(11)	Mr. Siegel retired from the Board at the end of his term of office in June 2014.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information with respect to our 2004 Equity Award Plan as of December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	7,123,319	$58.26	4,578,311
Equity compensation plans not approved by security holders	—	—	—
Total	7,123,319	$58.26	4,578,311

(1)	The weighted average exercise price excludes 159,150 restricted stock units included in (a).

(2)

Our 2004 Equity Award Plan was approved by our stockholders prior to our initial public offering. The performance-based provisions of our 2004 Equity Award Plan were most recently reapproved by our stockholders at our 2014 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board currently consists of George Jamieson (Chair), Jason N. Ader and Steven L. Gerard. The Board has determined that Messrs. Jamieson, Ader and Gerard meet the current independence and experience requirements of the NYSE’s listing standards. In addition, the Board has determined that each of the members of the Audit Committee is financially literate and Mr. Jamieson qualifies as the audit committee financial expert.

The Audit Committee’s responsibilities are described in a written charter adopted by the Board. The Audit Committee is responsible for providing independent, objective oversight of the Company’s financial reporting system. Among its various activities, the Audit Committee reviews:

1.	The adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

2.	The independence and performance of the Company’s independent registered public accounting firm and internal auditors; and

3.	The Company’s compliance with legal and regulatory requirements.

The Audit Committee meets regularly in open sessions with the Company’s management, independent registered public accounting firm and internal auditors to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. In addition, the Audit Committee meets regularly in closed sessions with the Company’s management, independent registered public accounting firm and internal auditors to review the foregoing matters. The Audit Committee selects the Company’s independent registered public accounting firm, and periodically reviews their performance and independence from management.

The Audit Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions with Deloitte & Touche LLP also included the matters required to be discussed by the standards of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Pursuant to its charter, the Audit Committee performs an annual self-assessment. For 2014, the Audit Committee concluded that, in all material respects, it had fulfilled its responsibilities and satisfied the requirements of its charter and applicable laws and regulations.

Respectfully submitted,

George Jamieson, Chairman (as of June 4, 2014)

Jason N. Ader

Steven L. Gerard (as of July 15, 2014)

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth fees paid or payable to Deloitte & Touche LLP, our independent registered public accounting firm in 2013 and 2014, for audit and non-audit services as well as the percentage of these services approved by our Audit Committee:

	2013	2014	% of Services Approved by Audit Committee
Audit Fees	$5,564,374	$6,174,790	100%
Audit Related Fees	$35,000	$35,000	100%
Tax Fees	$461,000	$293,823	100%
All Other Fees	$43,300	$22,436	100%

The category of “Audit Fees” includes fees for our annual audit and quarterly reviews, as well as additional audit related accounting consultations and required statutory audits of certain of the Company’s subsidiaries.

The category of “Audit Related Fees” includes services related to the U.S. benefit plan.

The category of “Tax Fees” includes tax consultation and planning fees and tax compliance services.

The category of “All Other Fees” principally includes fees for accounting training programs.

Pre-Approval Policies and Procedures

Our Audit Committee Charter contains our policies related to pre-approval of services provided by the independent registered public accounting firm. The Audit Committee, or one of its members if such authority is delegated by the Audit Committee, has the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services provided by the independent registered public accounting firm and (b) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act and, in connection therewith, to approve all fees and other terms of engagement.

The Audit Committee has adopted the following guidelines regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company. For audit services related to the audit of the consolidated financial statements of the Company, the independent registered public accounting firm will provide the Audit Committee with an engagement letter each year prior to or contemporaneously with commencement of the audit services outlining the scope of the audit services proposed to be performed during the fiscal year. If the services are agreed to by the Audit Committee, the engagement letter will be formally accepted. The Audit Committee also approves statutory audit services for our foreign subsidiaries. For tax services, the independent registered public accounting firm will provide the Audit Committee with a separate scope of the tax services proposed to be performed during the fiscal year. If the terms of the tax services are agreed to by the Audit Committee, the tax engagement letters will be formally accepted. All other non-audit services will require pre-approval from the Board on a case-by-case basis.

If the pre-approval authority is delegated to a member, the pre-approval must be presented to the Audit Committee at its next scheduled meeting.

CERTAIN TRANSACTIONS

Set forth below is a description of certain transactions with our executive officers and directors. Under its charter, the Audit Committee approves all related-party transactions required to be disclosed in our public filings and all transactions involving executive officers or directors of the Company that are required to be approved by the Audit Committee under the Company’s Code of Business Conduct and Ethics. For more information about our policies with respect to transactions with related parties, see “Corporate Governance — Related Party Transactions.”

Administrative Services Agreement

Pursuant to an administrative services agreement among Las Vegas Sands, Inc. (now known as Las Vegas Sands, LLC), certain of its subsidiaries and Interface Operations, LLC, an entity that is controlled by Mr. Adelson, our Chairman and Chief Executive Officer, and his wife, Dr. Miriam Adelson, and that is otherwise unaffiliated with us (“Interface Operations”), the parties have agreed to share ratably in the costs of, and under certain circumstances provide to one another, shared services, including legal services, accounting services, insurance administration, benefits administration, travel services and such other services as each party may request of the other. In addition, under this administrative services agreement, the parties have agreed to share ratably the costs of any shared office space.

Registration Rights Agreement

Messrs. Adelson, Forman and Goldstein and certain other stockholders and employees, former employees and certain trusts that they established have entered into a registration rights agreement with us relating to the shares of Common Stock they hold. Subject to several exceptions, including our right to defer a demand registration under certain circumstances, Mr. Adelson and the trusts he established may require that we register for public resale under the Securities Act all shares of Common Stock they request be registered at any time, subject to certain conditions. Mr. Adelson and the trusts may demand registrations so long as the securities being registered in each registration statement are reasonably expected to produce aggregate proceeds of $20 million or more. Since we became eligible to register the sale of our securities on Form S-3 under the Securities Act, Mr. Adelson and the trusts have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions.

The other stockholders that are party to this agreement were granted piggyback registration rights on any registration for the account of Mr. Adelson or the trusts that he established, subject to cutbacks if the registration requested by the Adelson entities is in the form of a firm commitment underwritten offering and if the underwriters of the offering determine that the number of securities to be offered would jeopardize the success of the offering.

In addition, the stockholders and employees that are party to this agreement and the trusts have been granted piggyback rights on any registration for our account or the account of another stockholder, subject to cutbacks if the underwriters in an underwritten offering determine that the number of securities offered in a piggyback registration would jeopardize the success of the offering.

On November 14, 2008, the Company entered into a second amended and restated registration rights agreement with Dr. Adelson and certain other stockholders in connection with (i) Dr. Adelson’s purchase of shares of the Company’s 10% Series A Cumulative Perpetual Preferred Stock and warrants to purchase an aggregate of up to 87,500,175 shares of Common Stock and (ii) the conversion of convertible notes held by Dr. Adelson into 86,363,636 shares of Common Stock. Dr. Adelson was granted the same registration rights with respect to the Series A Preferred Stock, the warrants and the Common Stock issuable upon exercise of the warrants and the conversion of the convertible notes as the registration rights previously granted under the registration rights agreement described above.

In connection with a Registration Statement on Form 3-ASR filed by the Company on November 4, 2011, the parties to the second amended and restated registration rights agreement and their permitted assignees (as defined in the agreement) waived their rights to (a) receive written notice from the Company of the filing of the registration statement and the proposed registration of the shares of our Common Stock underlying the Company’s outstanding warrants and (b) register any shares of Common Stock or preferred stock in the registration statement and the shares of our Common Stock underlying the Company’s outstanding warrants.

Transactions Relating to Aircraft

Aviation and Related Personnel

Sands Aviation, LLC (“Sands Aviation” and formerly known as Interface Employee Leasing, LLC), a wholly owned subsidiary of the Company, is engaged primarily in the business of providing aviation personnel, including pilots, aircraft mechanics and flight attendants, and administrative personnel, to the Company and to Interface Operations. Sands Aviation charges a fee to each of the Company and Interface Operations for their respective use of these personnel. The fees charged by Sands Aviation are based upon its actual costs of employing or retaining these personnel, which are then allocated between the Company and Interface Operations. The method of allocating these costs varies depending upon the nature of the service provided. For example, pilot services are allocated based upon the actual time spent operating aircraft for the Company and for Interface Operations, respectively. The services of Sands Aviation’s aircraft mechanics are allocated based on the number and manufacturer of aircraft serviced and administrative personnel are allocated based upon the number of aircraft maintained by the Company and Interface Operations, respectively. In addition, hangar lease costs are allocated based upon the number and type of aircraft maintained by the Company and Interface Operations, respectively. During 2014, Sands Aviation charged Interface Operations approximately $17.1 million for its use of Sands Aviation’s aviation and related personnel and other overhead costs.

Time Sharing Agreements

The Company and its subsidiaries use aircraft owned by companies controlled by Mr. Adelson for business purposes, including flying customers to our properties. The Company believes that its use of these aircraft provides the Company with a significant competitive advantage in attracting customers to the Company’s properties and that similar aircraft with comparable amenities are not generally available for charter. The Company believes that the amounts paid to companies controlled by Mr. Adelson for the use of the aircraft are less than the Company would be required to pay to a third party provider, if comparable aircraft were available, and also believes that the amounts paid pursuant to the agreements relating to the use of the aircraft described below do not provide for profits or a return on investment to the companies controlled by Mr. Adelson.

The Company has entered into several aircraft time sharing agreements and aircraft cost sharing agreements with Interface Operations. Under the agreements, the party using an aircraft pays fees of up to (i) twice the cost of the fuel, oil and other additives used, (ii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iii) all expenses for catering and in-flight entertainment materials, (iv) all expenses for flight planning and weather contract services, (v) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation, and (vi) all communications charges, including in-flight telephone. The agreements and the amounts paid under each agreement are as follows:

•

an aircraft cost sharing agreement providing for Interface Operations’ use on a time sharing basis of two Boeing 737 aircraft owned by the Company. Interface Operations did not use the Boeing 737 aircraft during 2014;

•

an aircraft time sharing agreement providing for Interface Operations’ use on a time sharing basis of three Gulfstream G-IV aircraft, one Gulfstream G-V aircraft and one Hawker 800XP aircraft owned by the Company, pursuant to which the Company charged Interface Operations approximately $0.3 million in respect of Interface Operations’ 2014 use of Company aircraft;

•

an aircraft time sharing agreement providing for Interface Operations’ use on a time sharing basis of a Gulfstream G-IV aircraft owned by the Company, pursuant to which the Company charged Interface Operations approximately $0.1 million in respect of Interface Operations’ 2014 use of Company aircraft;

•

an aircraft time sharing agreement providing for Interface Operations’ use on a time sharing basis of a Boeing Business Jet owned by the Company. Interface Operations did not use the Boeing Business Jet during 2014;

•

an aircraft time sharing agreement providing for the Company’s use on a time sharing basis of a Boeing Business Jet, a Gulfstream G-III aircraft and three Gulfstream G-IV aircraft owned by Interface Operations pursuant to which Interface Operations charged the Company approximately $3.2 million in respect of the Company’s 2014 use of Interface Operations’ aircraft; and

•

an aircraft cost sharing agreement providing for the Company’s use on a time sharing basis of a Boeing 767 aircraft owned by Interface Operations pursuant to which Interface Operations charged the Company approximately $1.2 million in respect of the Company’s 2014 use of Interface Operations’ aircraft.

In addition, the Company has entered into an aircraft cost allocation agreement with Interface Operations Bermuda, LTD (“Interface Bermuda”), a company controlled by Mr. Adelson. Under the terms of this agreement, the Company was entitled to the use, on a time sharing basis, of two Boeing 747 aircraft provided by Interface Bermuda. Under the agreement, the Company has agreed to pay Interface Bermuda fees of up to (i) a pro rata share of all fixed costs, such as hangar, insurance, pilot salaries and training, maintenance, subscription services, support personnel and other similar items (exclusive of tax depreciation), (ii) actual costs of fuel, oil and other additives used, (iii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iv) all expenses for catering and in-flight entertainment materials, (v) all expenses for flight planning and weather contract services, (vi) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation, and (vii) all communications charges, including in-flight telephone. The cost allocation agreement was amended in July 2012 to reflect the Company’s purchase of one of the Boeing 747 aircraft from Interface Bermuda, as described below. Interface Bermuda charged the Company approximately $0.5 million in respect of the Company’s 2014 use of Interface Bermuda’s aircraft.

The Company also has entered into an aircraft time sharing agreement with Mr. Goldstein related to his use of two Gulfstream IV aircraft and a Hawker 800XP aircraft. Under the agreement, Mr. Goldstein pays fees of up to (i) twice the cost of the fuel, oil and other additives used, (ii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iii) all expenses for catering and in-flight entertainment materials, (iv) all expenses for flight planning and weather contract services, (v) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation, and (vi) all communications charges, including in-flight telephone. The Company charged Mr. Goldstein $0.3 million in respect of his 2014 use of the aircraft.

Other Transactions with Mr. Adelson and His Family

We have employed Dr. Miriam Adelson, the wife of Mr. Adelson, our Chairman and Chief Executive Officer, as the Director of Community Involvement since August 1990 where, in conjunction with our Government Relations Department, she oversees and facilitates our partnerships with key community groups and other charitable organizations. We paid her approximately $50,000 during 2014.

During 2014, we employed Mr. Adelson’s son-in-law as the Senior Vice President, Corporate Finance and Strategy. He was paid approximately $1.0 million for work performed during 2014.

During part of 2014, Mr. Adelson’s daughter and her family resided in suites at The Venetian and were charged approximately $45,000 in rent for these accommodations. The rental value for the suites was determined based upon an independent third-party appraisal.

During part of 2014, we leased office space at The Venetian to Interface Operations, a company controlled by Mr. Adelson. Interface Operations, paid the Company approximately $31,000 in rent related to 2014. In addition, Interface Operations purchased approximately $35,000 of banquet room, catering, lodging and other goods and services from our properties in the ordinary course during 2014.

Mr. Adelson and his family purchased approximately $0.9 million of banquet room, catering, lodging and other goods and services from our properties in the ordinary course during 2014. In addition, Mr. Adelson and a company that he owns that will operate a restaurant at The Venetian in Las Vegas purchased approximately $126,000 and $70,000, respectively, of project coordination services during 2014.

Property and Casualty Insurance

With the exception of aviation related coverages, the Company and entities controlled by Mr. Adelson which are not subsidiaries of the Company (the “Stockholder Controlled Entities”) purchase property and casualty insurance separately. The Company and the Stockholder Controlled Entities bid for and purchase aviation related coverages together. The Company and the Stockholder Controlled Entities are separately invoiced for, and pay for, aviation related insurance and allocate the aviation insurance costs not related to particular aircraft among themselves in accordance with the other allocations of aviation costs discussed above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

One of the purposes of the meeting is to elect four Class II directors for three-year terms ending in 2018. The four nominees are Jason N. Ader, Micheline Chau, Michael A. Leven and David F. Levi.

In the event any of the nominees should be unavailable to serve as a Director, which is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

Nominee Information

Jason N. Ader.    Mr. Ader has been a director of the Company since April 2009. Mr. Ader serves as the chief executive officer of SpringOwl Asset Management LLC, an SEC-registered investment management firm that he founded in October 2013. Mr. Ader also serves as the chief executive officer of Ader Investment Management LLC, a single family office that he founded in 2003. Mr. Ader is also Executive Chairman of MD Insider, Inc., which position he was appointed to in February 2015. Mr. Ader was the founder and chairman of the entity that controls Adelie Food Holdings Ltd., a food products business based in the United Kingdom, which business was sold in March 2015. Mr. Ader also founded Western Liberty Bancorp and served as its chairman and chief executive officer from July 2007 to October 2010 and as a director from June 2007 to October 2012. From 1995 to 2003, Mr. Ader was a Senior Managing Director at Bear, Stearns & Co., Inc. From 1993 to 1995, Mr. Ader served as a Senior Analyst at Smith Barney covering the gaming industry. From 1990 to 1993, Mr. Ader served as a buy-side analyst at Baron Capital, where he covered the hospitality and gaming industries. Mr. Ader is a member of the Advisory Board of New York University’s Center for Hospitality, Travel and Tourism.

Micheline Chau.    Ms. Chau has been a director of the Company since October 2014. She served as the president, chief operating officer and executive director of Lucasfilm Ltd., a film and entertainment company, from 2003 to 2012 and as its chief financial officer from 1991 to 2003. Before that, Ms. Chau held other executive-level positions in various industries, including retail, restaurant, venture capital and financial services. She currently also serves on the board of directors of Dolby Laboratories, Inc., an audio, imaging and communications company, since February 2013 and was a member of the board of directors of Red Hat, Inc., a provider of open-source software solutions, from November 2008 to August 2012. Ms. Chau also serves on the boards of directors of several private and nonprofit entities, including as Chair of the California HealthCare Foundation.

Michael A. Leven.    Mr. Leven has been a director of the Company since August 2004. He served as the Company’s President and Chief Operating Officer from March 2009 until December 2014, and as its Secretary from June 2010 until December 2014. Mr. Leven also currently serves as a director of the Company’s subsidiary, Sands China Ltd. Since January 2015, Mr. Leven has served as the Chief Executive Officer of Georgia Aquarium. He previously served as Georgia Aquarium’s Chief Executive Officer from September 2008 until he joined our Company in March 2009. From January 2006 through September 2008, Mr. Leven was the Vice Chairman of the Marcus Foundation, Inc., a non-profit foundation. Until July 2006, Mr. Leven was the Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., the company he founded in 1995 that developed and franchised the Microtel Inns & Suites and Hawthorn Suites hotel brands. He was previously the president and chief operating officer of Holiday Inn Worldwide, president of Days Inn of America, and president of Americana Hotels. Mr. Leven currently serves as a trustee of Hersha Hospitality Trust, a real estate investment trust, and has served as its trustee or trustee emeritus since 2001. Mr. Leven serves on many other non-profit boards.

David F. Levi.    Mr. Levi has been a director of the Company since January 2015. He has served as the Dean and Professor of Law at Duke University Law School since July 2007. He served as the Chief United States District Judge for the Eastern District of California from May 2003 until June 2007. He took the oath of office as a United States District Judge in November 1990. He also served as the Presidentially appointed United States

Attorney for the Eastern District of California from 1986 until November 1990. He was a member of the Attorney General’s Advisory Committee of U.S. Attorneys and served as chair of the public corruption sub-committee. Prior to his appointment as United States Attorney, he served as an assistant United States Attorney for the Eastern District of California. In 2004 he was elected to the Council of the American Law Institute. He is an elected fellow of the American Academy of Arts and Sciences. He served as chair of two judicial conference committees by appointment of the Chief Justice. He was named Chair of the Civil Rules Advisory Committee in 2000 and Chair of the Standing Committee on the Rules of Practice and Procedure in 2003 where he served in that capacity until 2007.

The Board of Directors recommends a vote FOR the election of the nominees listed above.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company is scheduled to meet prior to the stockholders’ meeting to select, subject to ratification by the stockholders, the independent registered public accounting firm to audit the consolidated financial statements of the Company during the year ending December 31, 2015. It is anticipated the Audit Committee will select the firm of Deloitte & Touche LLP.

A representative of Deloitte & Touche LLP will be present at the stockholders’ meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the appointment of

Deloitte & Touche LLP as the Company’s independent public accountants for the year ending December 31, 2015.

PROPOSAL NO. 3

AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and pursuant to Section 14A of the Securities Act, our stockholders are being provided with an advisory (non-binding) vote on executive compensation. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this non-binding advisory vote as the “say-on-pay” vote.

The say-on-pay vote is required to be offered to our stockholders at least once every three years. In 2011, our stockholders recommended that we provide them with the opportunity to provide their “say-on-pay” vote each year, and our Board of Directors has accepted that recommendation.

The Board of Directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. As discussed in the Compensation Discussion and Analysis, the Compensation Committee believes that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. In addition, our compensation philosophy places more emphasis on variable elements of compensation (such as annual cash bonuses and equity-based compensation) than fixed remuneration. For example, a significant portion of our executive compensation is based on the Company’s achievement of predetermined performance-based financial targets. Our executives also receive equity incentive awards to better link their compensation to the Company’s performance.

We encourage you to read our Compensation Discussion and Analysis contained in this proxy statement for a more detailed discussion of our compensation policies and procedures.

Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:

“Resolved, that the stockholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).”

The above-referenced disclosures appear at pages 21 – 48 of this proxy statement.

The Board of Directors recommends a vote “FOR” approval of the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).

TIMEFRAME FOR STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proposals by stockholders intended to be presented at the 2016 annual meeting of stockholders, to be considered for inclusion in our proxy statement for that annual meeting, must be personally delivered or mailed to our principal executive offices, as required by our Amended and Restated By-Laws, no earlier than February 5, 2016 and no later than March 6, 2016, to the attention of the Corporate Secretary as follows: Corporate Secretary, Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

With respect to any proposal by a stockholder not seeking to have its proposal included in the proxy statement but seeking to have its proposal considered at the 2016 annual meeting, if that stockholder fails to notify us of its proposal in the manner set forth above by March 6, 2016, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2016 annual meeting, notwithstanding that stockholders have not been advised of the proposal in the proxy statement for the 2016 annual meeting. Any stockholder proposals also must comply in all respects with Rule 14a-8 of Regulation 14A of the Exchange Act and other applicable rules and regulations of the SEC.

OTHER INFORMATION

The Company will bear all costs in connection with the solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers, directors and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person, for which no additional compensation will be paid to them.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 4, 2015: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2014 are available on our website at http://investor.sands.com/proxy.cfm.

Admission Ticket

Annual Meeting of Stockholders of LAS VEGAS SANDS CORP.

June 4, 2015 12:00 pm (Pacific Time)

Sands Showroom at The Venetian Resort Hotel Casino 3355 Las Vegas Boulevard South Las Vegas, NV 89109

This ticket must be presented at the door for entrance to the meeting. Stockholders may bring one guest to the meeting.

Stockholder Name:

[            ] WITH

SPOUSE/SIGNIFICANT OTHER

[            ] WITHOUT

SPOUSE/SIGNIFICANT OTHER             (Please Print)

Agenda

1. To elect two

————————— . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ————————

1

FORM OF PROXY

LAS VEGAS SANDS CORP.

Proxy for Annual Meeting of Stockholders June 4, 2015 Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert G. Goldstein and Ira H. Raphaelson, and each of them, Proxies, with full power of substitution, to represent and vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Las Vegas Sands Corp. to be held at Sands Showroom at The Venetian Resort Hotel Casino, 3355 Las Vegas Boulevard South, Las Vegas, NV 89109, on June 4, 2015, at 12:00 pm (Pacific Time), and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

(Continued and to be SIGNED on the other side)

COMMENTS:

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

# LAS VEGAS SANDS CORP.

**June 4, 2015**

**GO GREEN**

20430300000000001000 1 060415

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

**I plan to attend meeting.** ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

LAS VEGAS SANDS CORP.

June 4, 2015

GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 4, 2015: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2014 are available on our website at http://investor.sands.com/proxy.cfm.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20430300000000001000 1

060415

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND

“FOR” ITEMS 2 AND 3. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors:

FOR ALL NOMINEES FOR WITHHOLD ALL NOMINEES AUTHORITY

FOR (See ALL instructions EXCEPT below)

O NOMINEES: Jason N. Ader O Micheline Chau O Michael A. Leven O David F. Levi

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method.

2. Ratification of the selection of Deloitte & Touche LLC as the Company’s independent registered public accounting firm for the year ended December 31, 2015

3. Advisory vote to approve named executive officer compensation

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

Proxy will be voted FOR the elections of directors and FOR items 2 and 3 and otherwise in the discretion of the Proxies at the annual meeting or any adjournments or postponement thereof.

Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at www.amstock.com for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

I plan to attend meeting.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please full title sign as such. exactly If the as signer your name is a corporation, or names appear please on sign this full Proxy. corporate When name shares by duly are authorized held jointly, officer, each holder giving should full title sign. as such. When If signer signing is a as partnership, executor, administrator, please sign in attorney, partnership trustee name or by guardian, authorized please person. give

ANNUAL MEETING OF STOCKHOLDERS OF

# LAS VEGAS SANDS CORP.

June 4, 2015

## PROXY VOTING INSTRUCTIONS

| | |
|---|---|
| COMPANY NUMBER | |
| ACCOUNT NUMBER | |
| | |

20430300000000001000 1    060415

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

**I plan to attend meeting.** ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

LAS VEGAS SANDS CORP.

June 4, 2015

PROXY VOTING INSTRUCTIONS

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON—You may vote your shares in person by attending the Annual Meeting.

GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER ACCOUNT NUMBER

2015: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2014 are available on our website at http://investor.sands.com/proxy.cfm.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ————————

20430300000000001000 1 060415

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND

“FOR” ITEMS 2 AND 3. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors:

FOR ALL NOMINEES FOR WITHHOLD ALL NOMINEES AUTHORITY FOR (See ALL instructions EXCEPT below)

O NOMINEES: Jason N. Ader O Micheline Chau O Michael A. Leven O David F. Levi

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038

To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method.

Company’s independent registered public accounting firm for the year ended December 31, 2015

3. Advisory vote to approve named executive officer compensation

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted FOR the elections of directors and FOR items 2 and 3 and otherwise in the discretion of the Proxies at the annual meeting or any adjournments or postponement thereof.

Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at www.amstock.com for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

I plan to attend meeting.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please title as such sign .exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign such . .When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person give .full

Important Notice LAS of Availability VEGAS of Proxy Materials SANDS for the Annual CORP. Stockholder Meeting of To Be Held On: June 4, 2015 at 12:00 pm (Pacific Time) Sands Showroom at The Venetian Resort Hotel Casino 3355 Las Vegas Boulevard South, Las Vegas, NV 89109

COMPANY NUMBER

JOHN SMITH

1234 MAIN STREET ACCOUNT NUMBER APT. 203 NEW YORK, NY 10038

CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/22/15.

Please visit http://investor.sands.com/proxy.cfm, where the following materials are available for view:

Notice of Annual Meeting of Stockholders

Proxy Statement

Form of Electronic Proxy Card

Annual Report on Form 10-K

TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@amstock.com

WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1. Election of Directors:

NOMINEES: Jason N. Ader Micheline Chau Michael A. Leven David F. Levi

Please note that you cannot use this notice to vote by mail.

2. Ratification of the selection of Deloitte & Touche LLC as the Company’s independent registered public accounting firm for the year ended December 31, 2015

3. Advisory vote to approve named executive officer compensation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2 AND 3.